Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

by and among

DHC ACQUISITION CORP.,

BEN MERGER SUBSIDIARY CORP.

BRAND ENGAGEMENT NETWORK INC.

and, solely with respect to Section 7.21 and Section 9.03,

DHC SPONSOR, LLC

Dated as of September 7, 2023

i

(continued)

(continued)

(continued)

EXHIBIT A	Form of Stockholder Support Agreement
EXHIBIT B	Form of Lock-Up Agreement
EXHIBIT C	Exclusive Reseller Agreement
EXHIBIT D	Subscription Agreement

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

This Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023 (this “Agreement”), is entered into by and among DHC Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“Acquiror”), BEN Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), Brand Engagement Network Inc., a Wyoming corporation (the “Company”), and, solely with respect to Section 7.21 and Section 9.03, DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article I or as defined elsewhere in this Agreement.

WHEREAS, Acquiror is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly-owned, direct Subsidiary of Acquiror, and was formed for the purpose of the Merger (as defined below);

WHEREAS, prior to (but no earlier than the day preceding) the Closing Date and following Acquiror shareholders’ exercise of their Redemption Rights, and subject to the conditions of this Agreement, Acquiror shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”) and the Companies Act (the “Domestication”);

WHEREAS, concurrently with the Domestication, Acquiror shall file a certificate of incorporation (the “Acquiror Certificate of Incorporation”) with the Secretary of State of Delaware and adopt bylaws (the “Acquiror Bylaws”), in each case, in form and substance reasonably satisfactory to the parties hereto;

WHEREAS, upon the effectiveness of the Domestication, (i) each then issued and outstanding Acquiror Class A Ordinary Share shall convert automatically, on a one-for-one basis, into one share of Domesticated Acquiror Common Stock; (ii) each then issued and outstanding Acquiror Class B Ordinary Share shall convert automatically, on a one-for-one basis, into a share of Domesticated Acquiror Common Stock; (iii) each then issued and outstanding Acquiror Warrant shall convert automatically into a warrant to acquire one share of Domesticated Acquiror Common Stock (“Domesticated Acquiror Warrant”) pursuant to the Acquiror Warrant Agreement; and (iv) each then issued and outstanding Acquiror Unit shall convert automatically into a unit of Acquiror (“Domesticated Acquiror Unit”), with each Domesticated Acquiror Unit representing one share of Domesticated Acquiror Common Stock and one-third of one Domesticated Acquiror Warrant;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, (i) Acquiror and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned Subsidiary of Acquiror and (ii) Acquiror will change its name to “Brand Engagement Network Inc.”;

WHEREAS, the parties intend (i) that, for U.S. federal and applicable state income Tax purposes (A) the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and (B) the Merger will be treated as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (this clause (i)(B) the “Tax-Free Reorganization”, and together with (i)(A), the “Intended Tax Treatment”), (ii) for this Agreement to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, and (iii) to file the statement required by Treasury Regulations Section 1.368-3(a);

WHEREAS, prior to the Effective Time, each of the outstanding warrants to purchase shares of Company Common Stock issued by the Company (the “Company Warrants”) shall be exercised in full on a cash or cashless basis or terminated without exercise, as applicable, in accordance with the terms of the applicable Company Warrant (the “Company Warrant Settlement”);

WHEREAS, as a condition and inducement to Acquiror’s willingness to enter into this Agreement, prior to or concurrently with the execution and delivery of this Agreement, (i) the Company and AFG Companies, Inc., a Texas corporation (“AFG Companies”), have entered into that certain exclusive reseller agreement attached as Exhibit C hereto (the “Exclusive Reseller Agreement”) providing for, among other things, AFG Companies to act as the Company’s exclusive reseller of certain Products of the Company on terms and conditions set forth therein and, as partial consideration to AFG Companies for such services to the Company, the issuance of a number of shares of Company Common Stock by the Company to AFG Companies as of immediately prior to the Effective Time with an aggregate value of $17,500,000 as of the issuance date (such shares, to the extent issued in accordance with the Exclusive Reseller Agreement and outstanding immediately prior to the Effective Time, the “AFG Reseller Shares”), and (ii) the Company and the investors listed therein (the “AFG Investors”) have entered into that certain subscription agreement attached as Exhibit D hereto (the “Subscription Agreement”) providing for, among other things, the purchase of shares of Company Common Stock in a private placement by the AFG Investors as of immediately prior to the Effective Time in exchange for $6,500,000 in cash contributed to the Company (such shares, to the extent issued in accordance with the Subscription Agreement and outstanding as of immediately prior to the Effective Time, the “AFG Subscription Shares,” and together with the AFG Reseller Shares, the “AFG Shares”), in each case, subject to and contingent upon the consummation of the Transaction;

WHEREAS, upon the Effective Time and following the Company Warrant Settlement and the issuance of the AFG Shares, all issued and outstanding shares of Company Stock shall be converted into the holder’s right to receive the holder’s applicable portion of the aggregate Per Share Merger Consideration pursuant to the terms and subject to the conditions of this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and adopted this Agreement and declared its advisability and approved the Merger and the other Transactions, and (iii) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and the other Transactions and directed that this Agreement and the Merger and the other Transactions be submitted for consideration by the Company’s stockholders (the “Company Recommendation”);

WHEREAS, the Board of Directors of Acquiror (the “Acquiror Board”) has (i) determined that this Agreement, the Domestication, the Merger and the other Transactions are in the best interests of Acquiror, (ii) approved this Agreement, the Domestication, the Merger and the other Transactions and declared their advisability, and (iii) recommended that the shareholders of Acquiror approve and adopt this Agreement, the Domestication, the Merger and the other Transactions, and directed that this Agreement, the Domestication, the Merger and the other Transactions be submitted for consideration by the shareholders of Acquiror at the Acquiror General Meeting;

WHEREAS, after giving effect to the Domestication, the Board of Directors of Acquiror (the “Domesticated Acquiror Board”) shall (i) determine that this Agreement, the Merger and the other Transactions are in the best interests of Acquiror, and (ii) approve this Agreement, the Merger and the other Transactions and declare their advisability;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (a) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Merger be submitted for consideration by the sole stockholder of Merger Sub;

WHEREAS, as a condition and inducement to Acquiror’s willingness to enter into this Agreement, prior to or concurrently with the execution and delivery of this Agreement, the Company Stockholders listed on Section 1.01(a) of the Company Disclosure Schedule (the “Key Company Stockholders”) have entered into a Stockholder Support Agreement with the Company and Acquiror in substantially the form attached as Exhibit A hereto (the “Stockholder Support Agreement”), providing that, among other things, upon the terms and subject to the conditions set forth therein, the Key Company Stockholders will vote their shares of Company Stock in favor of this Agreement, the Merger and the other Transactions;

WHEREAS, as a condition and inducement to Acquiror’s willingness to enter into this Agreement, prior to or concurrently with the execution and delivery of this Agreement, Acquiror and the Key Company Stockholders have entered into a lock-up agreement in substantially the form attached Exhibit B hereto (the “Lock-Up Agreement”), pursuant to which each such Key Company Stockholders has agreed, subject to certain exceptions, to not transfer the shares of Acquiror Common Stock held by it for a period of twelve (12) months following the Closing Date;

WHEREAS, in connection with the Closing, Acquiror shall amend and restate, and certain shareholders of Acquiror and certain stockholders of the Company shall become party to, Acquiror’s Registration and Shareholder Rights Agreement (as so amended and restated and in such form and substance reasonably satisfactory to the parties hereto, the “Registration Rights Agreement”); and

WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to its shareholders to have their Acquiror Common Stock redeemed for the amounts, and on the terms and subject to the conditions and limitations set forth in this Agreement, the Acquiror Organizational Documents, the Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the shareholders of Acquiror for the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.01 Certain Definitions. For purposes of this Agreement:

“Acquiror Charter” means (a) prior to the Domestication, the Amended and Restated Memorandum and Articles of Association of Acquiror, adopted on March 1, 2021, and as amended by that Amendment to Amended and Restated Memorandum and Articles of Association, dated as of March 10, 2023 (as amended and/or restated from time to time, the “Acquiror Articles of Association”) and (b) from and immediately after the Domestication, the Acquiror Certificate of Incorporation.

“Acquiror Class A Ordinary Shares” means, prior to the Domestication, the Acquiror’s Class A ordinary shares, par value $0.0001 per share.

“Acquiror Class B Ordinary Shares” means, prior to the Domestication, Acquiror’s Class B ordinary shares, par value $0.0001 per share.

“Acquiror Common Stock” means (a) prior to the Domestication, Acquiror Class A Ordinary Shares and Acquiror Class B Ordinary Shares, and (b) after the Domestication, Domesticated Acquiror Common Stock.

“Acquiror Founders Stock” means (a) prior to the Domestication 7,736,268 Acquiror Class B Ordinary Shares held by the Sponsor, and (b) after the Domestication, 7,736,268 shares of Domesticated Acquiror Common Stock held by the Sponsor, in each case, subject to forfeiture pursuant to Section 7.21 and Section 9.03.

“Acquiror Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other Effects, has a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of Acquiror or (b) the ability of Acquiror or Merger Sub to consummate the Transactions; provided, however, that solely in the case of the foregoing clause (a), none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be an Acquiror Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP; (ii) events or conditions generally affecting the industries or markets in which Acquiror operates, or the economy as a whole; (iii)

any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions (including any escalation or general worsening thereof), or any earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, act of God or other force majeure events, including any escalation or worsening thereof; (v) any actions taken or not taken by Acquiror, or such other changes or events, in each case, which (A) the Company has requested in writing or to which it has consented in writing or (B) are required by this Agreement; (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (provided that this clause (vi) shall not apply to references to “Acquiror Material Adverse Effect” in the representations and warranties in Section 5.05(a) and, to the extent related thereto, the condition in Section 8.03(a)); or (vii) any epidemic, pandemic or disease outbreak (including COVID-19) or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or any relevant industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement, except, in the case of the foregoing clauses (i) through (iii), to the extent that Acquiror is disproportionately affected thereby as compared with other participants in the industry in which Acquiror operates.

“Acquiror Organizational Documents” means the Acquiror Charter, the Acquiror Bylaws, and Trust Agreement of Acquiror, in each case as amended, modified or supplemented from time to time.

“Acquiror Transaction Costs” means, to the extent incurred prior to or at the Closing and without duplication of any Company Transaction Costs: (a) the sum of all outstanding deferred, unpaid or contingent underwriting, transaction, deal, brokerage, financial, accounting or legal advisory, auditor or SEC filing fees or any similar fees, commissions or expenses owed by Acquiror or Merger Sub (to the extent Acquiror or Merger Sub is responsible for or obligated to reimburse or repay any such amounts) to financial advisors, investment banks, data room administrators, financial printers, attorneys, accountants and other similar advisors, service providers or the SEC in connection with the evaluation, negotiation, preparation, execution or consummation of Acquiror’s initial public offering or any business combination transaction, including the Transactions (whether or not Company has agreed to be jointly and severally liable for any such costs, fees or expenses, and whether such amounts are payable at the Closing or thereafter); (b) any accounting, legal or other advisory or any similar fees, commissions or expenses incurred by Acquiror or Merger Sub in the ordinary course of business and not in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents or the consummation of the Transactions; (c) the cash portion of any loan payable to the Sponsor (or its Affiliates) by Acquiror outstanding as of the date hereof or incurred by Acquiror from the Sponsor (or its affiliates) after the date hereof prior to the Closing; and (d) the cost of the Acquiror Tail Policy.

“Acquiror Units” means a unit consisting of one Acquiror Class A Ordinary Share and one-third (1/3) of one Acquiror Warrant.

“Acquiror Warrant Agreement” means that certain warrant agreement dated March 4, 2021, by and between Acquiror and Continental Stock Transfer & Trust Company.

“Acquiror Warrants” means warrants to purchase Acquiror Class A Ordinary Shares as contemplated under the Acquiror Warrant Agreement, each exercisable to purchase one Acquiror Class A Ordinary Share at an exercise price of $11.50 per share.

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“AFG Closing Investment Value” means the amount, if any, equal to the sum of (i) if the Exclusive Reseller Agreement has been entered into and remains in effect as of immediately prior to the Effective Time in accordance with its terms, $17,500,000 plus (ii) if the transactions contemplated by the Subscription Agreement have been consummated in accordance with its terms as of immediately prior to the Effective Time, $6,500,000.

“Ancillary Agreements” means the Registration Rights Agreement, the Stockholder Support Agreements, the Exclusive Reseller Agreement, the Subscription Agreement and all other agreements, certificates and instruments executed and delivered by Acquiror, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, (c) anti-bribery legislation promulgated by the European Union and implemented by its member states, (d) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (e) Anti-Money Laundering Laws and (f) similar legislation applicable to the Company or any Company Subsidiary from time to time.

“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the U.S. federal Bank Secrecy Act, 31 USC § 5311 et seq., and its implementing regulations at 31 CFR Chapter X; the U.S. Money Laundering Control Act of 1986, as amended; and any anti-racketeering Laws involving money laundering or bribery as a racketeering act.

“Business Combination” has the meaning ascribed to such term in the Acquiror Charter.

“Business Data” means all sensitive or confidential business information and data, excluding Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by any of the Business Systems in the conduct of the business of the Company or any Company Subsidiaries or otherwise in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks in New York, NY or Governmental Authorities in the Cayman Islands (for so long as Acquiror remains domiciled in the Cayman Islands) are not required or authorized to close; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all computer hardware (whether general or special purpose), integrated Software (whether installed on premises or provided via the cloud or “as a service”) and databases, electronic data processors, telecommunication systems, networks, interfaces, platforms, servers, peripherals, computer systems, including any outsourced systems and processes, any other technology system, in each case, that are owned by the Company or a Company Subsidiary, or used by the Company or a Company Subsidiary in the conduct of the business of the Company or any Company Subsidiaries as currently conducted, in each case to the extent subject to the Company’s or a Company Subsidiary’s administrative and operational control.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Company Articles of Incorporation” means the Articles of Incorporation of the Company, dated April 17, 2018, as amended by that Articles of Amendment, dated April 17, 2023.

“Company Common Stock” means the shares of the Company’s Common Stock, par value $0.001 per share.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property owned by a third party and licensed to the Company or any Company Subsidiary.

“Company-Licensed Exclusive IP” means all Company-Licensed IP licensed exclusively to the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, has a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (b) the ability of the Company to consummate the Transactions; provided, however, that solely in the case of the foregoing clause (a), none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP; (ii) events or conditions generally affecting the industries or markets in with the Company and the Company Subsidiaries operate or the economy as a whole; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions (including any escalation or general worsening thereof), or any earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, act of God or other force majeure events, including any escalation or worsening thereof; (v) any actions taken or not taken by the Company or the Company Subsidiaries, or such other changes or events, in each case, which (A) Acquiror has requested in writing or to which it has consented in writing or (B) are required by this Agreement; (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, Suppliers, employees or Governmental Authorities) (provided that this clause (vi) shall not apply to references to “Company Material Adverse Effect” in the representations and warranties in Section 4.05(a) and, to the extent related thereto, the condition in Section 8.02(a)); (vii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that any Effect underlying such failure has resulted in a Company Material Adverse Effect (to the extent such Effect is not otherwise excluded from this definition of Company Material Adverse Effect); or (viii) any epidemic, pandemic or disease outbreak (including COVID-19) or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or any relevant industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement, except, in the case of the foregoing clauses (i) through (iii), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company or the Company Subsidiaries operate.

“Company Merger Shares” means a number of shares equal to (i) the sum of the Company Value and the AFG Closing Investment Value divided by (ii) the Company Per Share Valuation.

“Company Options” means all outstanding incentive stock options or nonstatutory stock options to purchase outstanding shares of Company Common Stock, whether or not exercisable and whether or not vested, granted under the Company Stock Plan or otherwise.

“Company Outstanding Shares” means, after giving effect to the Company Warrant Settlement and the issuance of the AFG Shares as of immediately prior to the Effective Time, the sum of: (a) all issued and outstanding shares of Company Common Stock and (b) shares of Company Common Stock subject to all vested Company Options outstanding as of immediately prior to the Effective Time that are issuable upon the net exercise of such Company Options, assuming that the fair market value of one Option Share equals to (i) the Exchange Ratio multiplied by (ii) the Company Per Share Valuation.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Per Share Valuation” means $10.00.

“Company Preferred Stock” means the shares of the Company’s Preferred Stock, par value $1.00 per share.

“Company Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Stock Plan” means the 2021 Equity Incentive Plan of the Company, as amended from time to time.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

“Company Stockholders” means holders of Company Stock.

“Company Subsidiary” means each subsidiary of the Company.

“Company Transaction Costs” means, to the extent incurred prior to or at the Closing in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents and the consummation of the Transactions, without duplication of any Acquiror Transaction Costs, the sum of (i) all outstanding deferred, unpaid or contingent transaction, deal, brokerage, financial, accounting or legal advisory, auditor or any similar fees, commissions or expenses owed by the Company or any of its Subsidiaries (to the extent the Company or any of its Subsidiaries is responsible for or obligated to reimburse or repay any such amounts) to financial advisors, investment banks, data room administrators, financial printers, attorneys, accountants and other similar advisors, service providers and the SEC and (ii) the cost of the Company Tail Policy.

“Company Value” means $250,000,000.

“Confidential Information” means any information, knowledge or data concerning the businesses or affairs of (a) the Company or any Company Subsidiary that is not already generally available to the public, or (b) any Suppliers or customers of the Company or any Company Subsidiary, in each case that either (i) the Company or any Company Subsidiary is bound to keep confidential or (ii) with respect to clause (a), the Company or any Company Subsidiary purport to maintain as a trade secret under applicable Laws.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated by the Company or the applicable third party intentionally to protect Company IP from misuse or otherwise protect the Business Systems.

“Domesticated Acquiror Common Stock” means, after the Domestication, the common stock of Acquiror, par value $0.0001 per share.

“Eligible Company Equityholder” means a holder of a share of Company Stock (after giving effect to the Company Warrant Settlement and the issuance of the AFG Shares) or a Company Option as of immediately prior to the Effective Time.

“Employee Benefit Plan” means any plan that is an “employee benefit plan” as defined in Section 3(3) of ERISA, any nonqualified deferred compensation plan subject to Section 409A of the Code, any bonus, stock option, stock purchase, restricted stock, other equity-based compensation arrangement, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements, whether written or unwritten and whether subject to ERISA or not.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (a) releases or threatened releases of, or exposure of any person to, Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of the environment, natural resources or human health and safety (as it relates to exposure to Hazardous Substances).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means the following ratio: (a) the Company Merger Shares divided by (b) the Company Outstanding Shares.

“Fraud” means an actual, intentional and knowing common law fraud (and not a constructive fraud, negligent misrepresentation or omission, or any form of fraud premised on recklessness or negligence), as finally determined by a court of competent jurisdiction by (a) the Company with respect to the representations and warranties of the Company as set forth in Article IV hereof (as qualified by the Company Disclosure Schedule) or the certificate delivered by the Company to Acquiror pursuant to Section 8.02(c), or (b) Acquiror or Merger Sub with respect to representations and warranties of Acquiror and Merger Sub set forth in Article V hereof or the certificate delivered by Acquiror to the Company pursuant to Section 8.03(c) (as qualified by the Acquiror Disclosure Schedule).

“Governmental Order” means any ruling, order, judgment, injunction, edict, decree, writ, stipulation, settlement, corporate integrity agreement, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Substance(s)” means (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (b) petroleum and petroleum products, including crude oil and any fractions thereof, (c) natural gas, synthetic gas, and any mixtures thereof, (d) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon, and (e) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers, and all registrations and applications for registration of the foregoing, together with all of the goodwill associated with the foregoing, (c) copyrights in works of authorship, and moral rights associated therewith, and registrations and applications for registration of the foregoing, (d) trade secret rights, rights in know-how and statutory and sui generis database rights, (e) rights in Internet domain names, (f) any other similar intellectual property rights existing under the applicable laws of any jurisdiction, including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“knowledge” or “to the knowledge” of a person means in the case of the Company, the actual knowledge after reasonable inquiry of Michael Zacharski, Michael Lucas, Tyler Luck, James Henderson and, solely with respect to the representations and warranties set forth in Section 4.14, Patrick Nunally, and in the case of Acquiror, the actual knowledge after reasonable inquiry of Christopher Gaertner and Thomas Morgan, Jr.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, law, ordinance, code, decree, order, administrative interpretation, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities laws).

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Nasdaq” means the Nasdaq Capital Market.

“Open Source Software” means any Software that is licensed pursuant to (i) any license that is a license approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), or (ii) any license to Software that is generally considered “free software” or “open source software” or meets the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), in each case whether or not source code is available or included in such license.

“Option Shares” means the shares of Company Common Stock issuable pursuant to a Company Option in accordance with the terms of such Company Option.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means (i) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto, (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for Taxes not yet delinquent, or that are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (v) non-exclusive licenses (or sublicenses) under Company-Owned IP, (vi) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (vii) Liens identified in the Financial Statements and (viii) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest or otherwise imposed on or affecting such superior estate, right or interest.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (i) any and all information maintained by or on behalf of the Company or any Company Subsidiary, which relates to an identified or identifiable individual, including but not limited to: (a) first and last name, (b) home address, (c) telephone number, (d) electronic mail address, (e) identification number, (f) location data, (g) an online identifier, (h) bank account number, (i) credit card number, (j) one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity or any other data which may be identified or is associated with an identifiable natural person or household, (k) internet browsing or purchase history, (l) Internet Protocol address, (m) persistent identifier, such as a customer number held in a “cookie” or processor serial number and (ii) any other information maintained by or on behalf of the Company or its Subsidiaries that constitutes “personal information,” “personal data,” “personally identifiable information” under any applicable Law, the Company’s or its Subsidiaries’ privacy policies, or any of the Company’s or its Subsidiaries’ contractual obligations, and any other definition for any similar term provided by Data Security Requirements.

“Privacy/Data Security Laws” means all Laws governing privacy, data protection, or information security and the Processing of Personal Information, including, without limitation, federal, state or foreign laws or regulations regarding (a) data privacy or information security, (b) data breach notification, (c) unfair or deceptive practices (d) trespass, computer crime and other Laws governing unauthorized access to or use of electronic data; (e) email, telephone, or text message communications; (f) state consumer protection; (g) sales and marketing; (h) payment card processing; (i) online behavioral advertising; (j) cross-border transfers of Personal Information; and (k) Laws concerning requirements for website and mobile application privacy policies. For the avoidance of doubt, Privacy/Data Security Laws includes, but is not limited to, the following Laws: the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act (CCPA), the California Privacy Rights Act (CPRA), the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (CAN-SPAM), Payment Card Industry Data Security Standard (PCI-DSS), and the Federal Trade Commission Act and the General Data Protection Regulation (EU) 2016/679 (GDPR), the GDPR as it forms part of United Kingdom (“UK”) law by virtue of section 3 of the European Union (Withdrawal) Act 2018 (UK GDPR), the Privacy and Electronic Communications Directive 2002/58/EC as amended by Directive 2009/136/EC (ePrivacy Directive), any national legislation of any EU Member State implementing the same.

“Process” or “Processing” means any operation or set of operations, with respect to data, whether or not by automated means, such as the access, transmission, sharing, security, use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination, erasure, or destruction of such data, or any other operation that is otherwise considered “processing” or similar term under applicable Laws.

“Pro Rata Share” means, for each Eligible Company Equityholder, a percentage determined by dividing (i) (A) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Company Warrant Settlement and the issuance of the AFG Shares) held by such Eligible Company Equityholder, plus (B) the number of shares of Company Common Stock subject to Company Options held by such Eligible Company Equityholder as of immediately prior to the Effective Time that are issuable upon the net exercise of such Company Options, assuming that the fair market value of one Option Share equals (1) the Exchange Ratio multiplied by (2) the Company Per Share Valuation, by (ii) (A) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Company Warrant Settlement and the issuance of the AFG Shares), plus (B) the number of shares of Company Common Stock subject to all Company Options outstanding as of immediately prior to the Effective Time that are issuable upon the net exercise of such Company Options, assuming that the fair market value of one Option Share equals (1) the Exchange Ratio multiplied by (2) the Company Per Share Valuation.

“Products” mean any products or services, developed, manufactured, performed, provided, out-licensed, sold, leased, licensed, distributed or otherwise made available by or on behalf of the Company or any Company Subsidiary, including products or services which the Company or any Company Subsidiary (i) is currently deriving revenue from the sale or provision thereof, (ii) has undertaken manufacturing or production activities, including through any Supplier, for the future sale or provision thereof or (iii) intends to sell or otherwise make commercially available within eighteen (18) months after the date of this Agreement.

“Redemption Rights” means the redemption rights in connection with Closing provided for in Section 49 of the Acquiror Articles of Association.

“Registered Intellectual Property” means all Intellectual Property that has been registered (or for which an application for registration has been submitted and is pending) with a Governmental Authority or, in the case of domain names, with an ICANN-accredited registrar.

“Sanctioned Person” means at any time any person (i) listed on any Sanctions-related list of designated or blocked persons, (ii) the government of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement Cuba, Iran, North Korea, Syria, and the Crimea region), or (iii) majority-owned or controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including the U.S. Treasury Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) His Majesty’s Treasury, or (v) any other similar governmental authority with jurisdiction over the Company or any Company Subsidiary from time to time.

“Security Incident” means any unlawful, unauthorized or accidental loss, destruction, use, modification, disclosure, unavailability of, or access to, Personal Information, other proprietary or confidential information Processed by or on behalf of the Company or any of its Subsidiaries, or any Business System.

“Software” means all computer programs, applications, middleware, firmware, or other computer software (in object code, bytecode or source code format).

“Subsidiary” means, with respect to a person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Supplier” means any person that supplies inventory or other materials or personal property, Software, components, or other goods or services (including, design, development and manufacturing services) including those goods or services that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company or any Company Subsidiary.

“Tax” or “Taxes” means (a) any and all taxes (including any duties, levies or other similar governmental assessments in the nature of taxes), including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added and franchise taxes, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto, (b) any liability for or in respect of the payment of any amount of a type described in clause (a) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes, and (c) any liability for or in respect of the payment of any amount described in clauses (a) or (b) of this definition as a transferee or successor, by contract or otherwise by operation of law.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case provided or required to be provided to a Tax authority.

“Trading Day” means any day on which shares of Acquiror Common Stock are actually traded on the principal securities exchange or securities market on which shares of Acquiror Common Stock are then traded.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Acquiror Disclosure Schedule and the Ancillary Agreements.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Virtual Data Room” means the virtual data room established by the Company, access to which was given to Acquiror in connection with its due diligence investigation of the Company relating to the Transactions.

“WBCA” means the Wyoming Business Corporation Act, as amended.

“Willful Breach” means, with respect to any agreement, a knowing and intentional material breach by a party of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (ix) references to any Law shall include all rules and regulations promulgated thereunder and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law and (x) the phrase “made available,” “provided to,” “furnished to” and phrases of similar import when used in this Agreement with respect to the Company means that the information or materials referred to have been posted to the Virtual Data Room in each case, on or prior to the date hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s or the Acquiror’s business, as applicable, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19).

ARTICLE II

AGREEMENT AND PLAN OF MERGER

2.01 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.01:

(a) Domestication. Prior to the Closing Date and following Acquiror shareholders’ exercise of their Redemption Rights, Acquiror shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Section 206 of the Companies Act, including by filing with the Delaware Secretary of State a Certificate of Domestication in form and substance reasonably satisfactory to the parties hereto (the “Certificate of Domestication”) and the Acquiror Certificate of Incorporation, completing and making all filings required to be made with the Cayman Registrar to effect the Domestication, obtaining a certificate of de-registration from the Cayman Registrar and taking any other actions necessary in connection therewith. In connection with (and as part of) the Domestication, Acquiror shall cause (i) each Acquiror Class A Ordinary Share and Acquiror Class B Ordinary Share that is issued and outstanding immediately prior to the Domestication to be converted into one share of Acquiror Common Stock, (ii) each Acquiror Warrant that is issued and outstanding immediately prior to the Domestication to be converted into one Domesticated Acquiror Warrant, (iii) each Acquiror Unit to be converted into one Domesticated Acquiror Unit, with each Domesticated Acquiror Unit representing one share of Acquiror Common Stock and one-third of one Domesticated Acquiror Warrant, (iv) the Acquiror Organizational Documents to become the Acquiror Certificate of Incorporation and the Acquiror Bylaws and (v) Acquiror’s name to be changed to “Brand Engagement Network Inc.”, provided that if such name is not available in the State of Delaware or Acquiror is otherwise unable to change its name to “Brand Engagement Network Inc.” in the State of Delaware, Acquiror shall cause its name to be changed to such other name mutually agreed to by Acquiror and the Company. Acquiror shall effect the Domestication in compliance with all applicable Law and in a manner so as to properly effectuate the purposes of this Agreement. Acquiror and its Representatives shall give the Company the opportunity to review any applicable documents, certificates or filings in connection with the Domestication and will consider, in good faith, any comments thereto.

(b) Merger. Upon the terms and subject to the conditions set forth in Article VIII and in accordance with the DGCL, following the Domestication and at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in form and substance reasonably satisfactory to the parties hereto (a “Certificate of Merger”) with the Secretary of State of the State of Delaware (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b) Immediately prior to such filing of the Certificate of Merger in accordance with Section 2.02(a), a closing of the Merger (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date”.

(c) For the avoidance of doubt, the Closing and Effective Time shall occur after the completion of the Domestication.

2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

2.04 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the Company Articles of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL.

(b) At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and under the DGCL.

2.05 Directors and Officers.

(a) The parties will take all requisite action such that the initial directors and the officers of the Surviving Corporation immediately after the Effective Time shall be the individuals agreed in writing by the parties prior to the Closing, with each such individual to hold office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed.

(b) The parties shall use reasonable best efforts to cause the individuals nominated for election in accordance with Section 7.15 to comprise the Acquiror Board immediately following the Effective Time, each to hold office in accordance with the DGCL and the Acquiror Organizational Documents and until their respective successors are duly elected or appointed and qualified.

ARTICLE III

EFFECTS OF THE MERGER

3.01 Conversion of Securities.

(a) Company Warrant Settlement; Issuance of AFG Shares. Prior to the Effective Time, the Company shall take all necessary actions to effectuate the Company Warrant Settlement and the issuance of the AFG Shares. Following the Company Warrant Settlement, the Company Warrants shall no longer remain outstanding and shall cease to exist, and each holder thereof shall thereafter cease to have any rights with respect thereto.

(b) Company Common Stock. At the Effective Time (and, for the avoidance of doubt, following the consummation of the Domestication and after giving effect to the Company Warrant Settlement and the issuance of the AFG Shares), by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the following securities:

(i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock issued in connection with the Company Warrant Settlement and the AFG Shares) shall be canceled and converted into the right to receive a number of shares of Acquiror Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”);

(ii) all shares of Company Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(iii) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(c) Company Options. At the Effective Time, each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time, whether then vested or unvested, shall be assumed by Acquiror and converted into an option to purchase a number of shares of Acquiror Common Stock (rounded down to the nearest whole share) (such option, an “Exchanged Option”) equal to (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Acquiror Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of Acquiror Common Stock purchasable pursuant to such Exchanged Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code (including that share amounts will be rounded down to the nearest whole share and exercise prices will be rounded up to the nearest whole cent). Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding Company Option immediately prior to the Effective Time.

(d) Prior to the Effective Time, the Company shall take all necessary actions to effect the transactions contemplated by Section 3.01(a), Section 3.01(b) and Section 3.01(c) under the Company Articles of Incorporation, bylaws of the Company and Company Stock Plan and any applicable award agreements thereunder, including delivering all required notices, obtaining all necessary approvals and consents, and delivering evidence reasonably satisfactory to Acquiror that all necessary determinations by the Company Board or applicable committee of the Company Board to convert Company Options in accordance with Section 3.01(c) have been made, and to ensure that no Exchanged Option may be exercised prior to the effective date of a registration statement on Form S-8 or other applicable form of Acquiror.

3.02 Exchange of Certificates.

(a) Exchange Agent. Prior to the Closing Date, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Acquiror (the “Exchange Agent”), for the benefit of the holders of the Company Stock, for exchange in accordance with this Article III, the number of shares of Acquiror Common Stock sufficient to deliver the aggregate Per Share Merger Consideration payable pursuant to this Agreement (such shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.02(c), being hereinafter referred to as the “Exchange Fund”). Acquiror shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c) hereof, the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. As promptly as practicable after the date hereof, the Company shall deliver to each holder of Company Stock evidenced by certificates (the “Certificates”) entitled to receive the applicable Per Share Merger Consideration pursuant to Section 3.01 instructions for use in effecting the surrender of the Certificates. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and Acquiror shall cause the Exchange Agent to deliver the applicable Per Share Merger Consideration in accordance with the provisions of Section 3.01, and the Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the applicable Per Share Merger Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01. Notwithstanding the foregoing, holders of book entry shares of Company Stock not evidenced by certificates (“Book Entries”) shall not be required to surrender any Certificates or other documents in order to receive the applicable Per Share Merger Consideration payable in respect of such shares, and Acquiror shall cause the Exchange Agent to deliver the applicable Per Share Merger Consideration in respect of all Book Entries within two (2) Business Days following the Closing Date.

(c) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, Acquiror shall pay or cause to be paid to the holder of the shares of Acquiror Common Stock issued in exchange therefore, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Acquiror Common Stock.

(d) No Further Rights. The Per Share Merger Consideration payable upon conversion of the Company Stock (including shares of Company Common Stock issued in connection with the Company Warrant Settlement and the AFG Shares) shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Stock.

(e) Adjustments to Per Share Merger Consideration. The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Acquiror Common Stock, the Company Stock occurring on or after the date hereof and prior to the Effective Time; provided, however, that this Section 3.02(e) shall not be construed to permit Acquiror or the Company to take any actions with respect to its securities that is prohibited by this Agreement.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Stock for one year after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to Acquiror for the applicable Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Acquiror free and clear of any claims or interest of any person previously entitled thereto.

(g) No Liability. None of the Exchange Agent, Acquiror or the Surviving Corporation shall be liable to any holder of Company Stock (including shares of Company Common Stock issued in connection with the Company Warrant Settlement and the AFG Shares) for any Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.02.

(h) Withholding Rights. Each of the Company, the Surviving Corporation, Merger Sub, Acquiror and the Exchange Agent shall be entitled to deduct and withhold from payments pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payments under the Code or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate, the applicable Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

(j) Fractional Shares. No certificates or scrip or shares representing fractional shares of Acquiror Common Stock shall be issued upon the exchange of Company Common Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Acquiror or a holder of shares of Acquiror Common Stock. In lieu of any fractional share of Acquiror Common Stock to which any holder of Company Common Stock would otherwise be entitled, the Exchange Agent shall round down to the nearest whole share of Acquiror Common Stock. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

3.03 Payment of Acquiror Transaction Costs; Closing Statement.

(a) No later than three (3) Business Days prior to the Closing and in any event not earlier than the time that holders of Acquiror Common Stock may no longer elect to redeem their shares in accordance with the Redemption Rights, Acquiror shall prepare and deliver to the Company a written statement (the “Acquiror Closing Statement”) setting forth in good faith: (i) the amount of estimated unpaid Acquiror Transaction Costs as of the Closing and all relevant supporting documentation used by Acquiror in calculating such amounts reasonably requested by the Company, which shall include the respective amounts and wire transfer instructions for the payment thereof; (ii) the amount in the Trust Account (for the avoidance of doubt, prior to exercise of Redemption Rights in accordance with the Acquiror Organizational Documents, if any); plus all other cash and cash equivalents of Acquiror; (iii) the aggregate amount of cash proceeds that will be required to satisfy the exercise of Redemption Rights in accordance with the Acquiror Organizational Documents; and (iv) the number of shares of Acquiror Common Stock to be outstanding as of the Closing after giving effect to the exercise of Redemption Rights in accordance with the Acquiror Organizational Documents. The Acquiror Closing Statement and

each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Acquiror Closing Statement until the Closing, Acquiror shall (A) use reasonable best efforts to cooperate with and provide the Company and its Representatives all information reasonably requested by the Company or any of its Representatives and within Acquiror’s or its Representatives’ possession or control in connection with the Company’s review of the Acquiror Closing Statement and (B) consider in good faith any comments to the Acquiror Closing Statement provided by the Company, which comments the Company shall deliver to Acquiror no later than two (2) Business Days prior to the Closing Date, and Acquiror shall revise such Acquiror Closing Statement to incorporate any changes Acquiror determines are reasonably necessary or appropriate given such comments.

(b) No later than three (3) Business Days prior to the Closing, the Company shall prepare and deliver to Acquiror a statement (the “Company Closing Statement”) setting forth in good faith: (i) a capitalization table containing the information set forth in Section 4.03(a) and, with respect to each holder of a Company Option or Company Warrant, the information set forth on Section 4.03(b) of the Company Disclosure Schedule, in each case, as of the date the Company Closing Statement is delivered to Acquiror, and (ii) the amount of estimated unpaid Company Transaction Costs as of the Closing and all relevant supporting documentation used by the Company in calculating such amounts reasonably requested by Acquiror, which shall include the respective amounts and wire transfer instructions for the payment thereof, together with the corresponding invoices. The Company Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Company Closing Statement until the Closing, the Company shall (A) use reasonable best efforts to cooperate with and provide Acquiror and its Representatives all information reasonably requested by Acquiror or any of its Representatives and within the Company’s or its Representatives’ possession or control in connection with Acquiror’s review of the Company Closing Statement and (B) consider in good faith any comments to the Company Closing Statement provided by Acquiror, which comments Acquiror shall deliver to the Company no later than two (2) Business Days prior to the Closing Date, and the Company shall revise such Company Closing Statement to incorporate any changes the Company determines are reasonably necessary or appropriate given such comments.

(c) At the Closing, Acquiror shall pay or cause to be paid (including by the Surviving Corporation or any of its Subsidiaries) by wire transfer of immediately available funds (including out of cash available at the Surviving Corporation or any of its Subsidiaries) all Acquiror Transaction Costs and Company Transaction Costs set forth on the Acquiror Closing Statement and the Company Closing Statement, respectively, that remain unpaid as of such time.

3.04 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book Entries representing Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the right to receive the applicable Per Share Merger Consideration in accordance with the provisions of Section 3.01.

3.05 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the WBCA, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Article 13 of the WBCA, and otherwise complied with all of the provisions of the WBCA relevant to the exercise and perfection of appraisal rights, shall not be converted into, and such stockholders shall have no right to receive, the applicable Per Share Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the WBCA. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Article 13 of the WBCA shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the applicable Per Share Merger Consideration in accordance with the provisions of Section 3.01, upon surrender, if applicable, in the manner provided in Section 3.02(b), of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock.

(b) Prior to the Closing, the Company shall give Acquiror (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all proceedings and negotiations with respect to demands for appraisal under the WBCA. Except with the prior written consent of Acquiror (not to be unreasonably withheld, delayed or conditioned), the Company shall not make any payment with respect to demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company to Acquiror and Merger Sub in connection with this Agreement (the “Company Disclosure Schedule”) (provided that any matter required to be disclosed shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedule (unless such disclosure has sufficient detail on its face that it is reasonably apparent that it relates to another section of this Article IV) or by cross reference to another section of the Company Disclosure Schedule), the Company hereby represents and warrants to Acquiror and Merger Sub as follows:

4.01 Organization and Qualification; Subsidiaries.

(a) The Company and each Company Subsidiary is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) A true and complete list of all the Company Subsidiaries and each other entity in which the Company or any Company Subsidiary owns any equity or similar interest, together with the jurisdiction of incorporation or organization of each Company Subsidiary or such other entity and the percentage of the outstanding capital stock or other equity interest of each Company Subsidiary or such other entity that is owned by the Company and each other Company Subsidiary, is set forth in Section 4.01(b) of the Company Disclosure Schedule. Other than the Company Subsidiaries and each other entity set forth in Section 4.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own, and has never owned, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

4.02 Articles of Incorporation and Bylaws. The Company has, prior to the date of this Agreement, made available to Acquiror a complete and correct copy of the articles of incorporation and the bylaws or equivalent organizational documents, each as amended, restated or otherwise modified to date, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of the provisions of its certificate of incorporation, bylaws, operating agreement, limited liability company agreement or equivalent organizational documents.

4.03 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 83,796,713 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Preferred Stock are issued and outstanding, (iii) no shares of Company Stock are held in the treasury of the Company, (iv) 7,470,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options granted pursuant to the Company Stock Plan, and (v) 3,850,000 shares of Company Common Stock are reserved for future issuance pursuant to the exercise of Company Warrants.

(b) Section 4.03(b)-1 of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the holder of the Company Option; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise or purchase price of such Company Option; (iv) the date on which such Company Option was granted; (v) the date on which such Company Option expires; (vi) the vesting schedule (including any acceleration provisions) of such Company Option; and (vii) whether such Company Option constitutes an “incentive stock option” within the meaning of Section 422 of the Code. All Company Options were issued pursuant to the Company Stock Plan or an individual award agreement made available to Acquiror. The Company has made available to Acquiror accurate and complete copies of the Company Stock Plan pursuant to which the Company has granted the Company Options that are currently outstanding and the form of all stock and stock-based award agreements evidencing the Company Options (the “Form of Company Option Award Agreement”), as well as each individual agreement evidencing an award of Company Options or other stock-based award that does not materially conform to the Form of Company Option Award Agreement. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Common Stock as of the date such Company Option was granted, determined in a manner consistent with Section 409A of the Code. All shares of Company Common Stock subject to issuance pursuant to Company Options outstanding as of the date hereof, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Section 4.03(b)-2 of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the holder of the Company Warrant; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise or purchase price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) the date on which such Company Warrant expires; and (vi) if applicable, the vesting schedule (including any acceleration provisions) of such Company Warrant. All Company Warrants were issued pursuant to forms of warrant to purchase Company Common Stock made available to Acquiror. All shares of Company Common Stock subject to issuance pursuant to Company Warrants outstanding as of the date hereof, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The Company Warrant Settlement will have been duly and validly authorized by all corporate action and all required approvals and consents therefor will have been obtained by the Company. The terms of the Company Stock Plan permit the treatment of Company Options as provided herein, without notice to, or the consent or approval of, the holders of such Company Options, the Company Stockholders or otherwise.

(c) Other than (i) the Company Options set forth on Section 4.03(b)-1 of the Company Disclosure Schedule and (ii) the Company Warrants set forth on Section 4.03(b)-2 of the Company Disclosure Schedule, as of the date hereof, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares of capital stock, or other equity or other voting interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity, restricted stock, restricted stock units, performance stock, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any Company Subsidiary. There are no voting trusts, voting agreements, proxies, stockholder agreements or other agreements to which the Company or any Company Subsidiary is a party, or to the Company’s knowledge, among any holder of Company Stock or any other equity interests or other securities of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is not a party, with respect to the voting or transfer of the Company Stock or any of the equity interests or other securities of the Company or any Company Subsidiary.

(d) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(e) (i) Except as provided by the Company Stock Plan or the applicable award agreement thereunder, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Transactions, and (ii) all outstanding Company Stock, Company Options, and Company Warrants and all outstanding shares of capital stock or other equity securities of each Company Subsidiary have been issued and granted in compliance with (A) all applicable securities laws and other applicable Laws (and, with respect to Company Options, the terms of the Company Stock Plan and the applicable award agreement thereunder) and (B) all preemptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party and the organizational documents of the Company and the Company Subsidiaries.

(f) Each outstanding share of capital stock or other equity security of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share or security is owned 100% by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

4.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and, subject to receiving the Requisite Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been, and each Ancillary Agreement to which the Company is a party will be, duly and validly authorized by all necessary action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and each Ancillary Agreement to which it is a party or to consummate the Transactions (other than, with respect to the Merger, the Requisite Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the WBCA or other applicable Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that any applicable restrictions on business combinations set forth in the WBCA shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the WBCA and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions contemplated by Section 4.05(b) and assuming all other required filings, waivers, approvals, consents, authorizations and notices disclosed in Section 4.05(a) of the Company Disclosure Schedule, including the Written Consent, have been made, obtained or given, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not been, and would not reasonably be expected to be, material to the Company or any Company Subsidiary.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933 (the “Securities Act”), state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing with and recordation of appropriate merger documents as required by the WBCA or other applicable Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to the Company or any Company Subsidiary.

4.06 Permits; Compliance.

(a) Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, registrations, easements, variances, exceptions, consents, certificates, charters, approvals, and orders of any Governmental Authority necessary for each of the Company and the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (each, a “Company Permit”), except where the failure to do so, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to the Company or any Company Subsidiary. No suspension, limitation, adverse modification or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. To the knowledge of the Company, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such Company Permit. Neither the Company nor any of the Company Subsidiaries have been notified or presently has any reason to believe that any Company Permit will not be renewed in the ordinary course of business upon its expiration. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or any Company Permit or (b) any Material Contract, except for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, in the case of clauses (a) and (b) have not been, and would not reasonably be expected to be, material to the Company or any Company Subsidiary.

(b) Section 4.06(b) of the Company Disclosure Schedule sets forth a list of all of the Company Permits that the Company or any Company Subsidiary currently holds, and each other franchise, grant, authorization, licenses, permit, registration, easement, variance, exception, consent, certificate, charter, approval, and order of any Governmental Authority that the Company or any Company Subsidiary has applied for as of the date of this Agreement but not yet obtained, or is otherwise in the process of obtaining or plans to obtain as of the date of this Agreement.

4.07 Financial Statements.

(a) Attached as Section 4.07(a) of the Company Disclosure Schedule is a true and complete copy of the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2023 (the “2023 Balance Sheet”) and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the three (3) months ended March 31, 2023 and the three (3) months ended June 30, 2023 (collectively with the 2023 Balance Sheet, the “Unaudited Interim Financial Statements”).

(b) Attached as Section 4.07(b) of the Company Disclosure Schedule are true and complete copies of the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2021 and December 31, 2022, and the related audited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the years then ended, each audited in accordance with the auditing standards of the PCAOB and complying in all material respects with the applicable requirements of the SEC, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder (the “Audited Financial Statements”, and collectively with the Unaudited Interim Financial Statements, the “Financial Statements”). The Financial Statements were prepared in accordance with the United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and subject to year-end adjustments) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of and at the date thereof and for the period indicated therein, except as otherwise noted therein.

(c) Except as and to the extent set forth on the 2023 Q2 Balance Sheet, none of the Company or any of the Company Subsidiaries has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities that were incurred in the ordinary course of business since the date of the 2023 Q2 Balance Sheet, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party, (iii) liabilities for transaction expenses in connection with this Agreement and the Transactions or (iv) such other liabilities and obligations which, individually or in the aggregate, have not been, and would not reasonably be expected to be, material to the Company or any Company Subsidiary.

(d) Neither the Company nor any Company Subsidiary nor any director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls (including any significant deficiency relating thereto), including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, or the Company Board or any committee thereof.

(e) No employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company or any Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(f) All accounts payable of the Company and the Company Subsidiaries reflected on the Unaudited Interim Financial Statements or arising thereafter are the result of bona fide transactions in the ordinary course of business. Since December 31, 2022, the Company and the Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

(g) The Company has established and maintains a system of internal accounting controls designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s specific authorization; (ii) the preparation of the Company’s financial statements for external purposes are in conformity with GAAP and maintain asset accountability; (iii) access to assets is only permitted in accordance with management’s specific authorization and (iv) the Company’s records accurately reflect the transaction and disposition of assets, in each case of clauses (i) through (iv), except where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, material to the Company or any Company Subsidiary.

(h) Neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

4.08 Absence of Certain Changes or Events. Since December 31, 2022 and on and prior to the date of this Agreement, except as reflected in the Financial Statements, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to COVID-19 Measures, (b) the Company and the Company Subsidiaries have not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of their respective material assets (including Company-Owned IP) or licensed any Company-Owned IP other than non-exclusive licenses (or sublicenses) of Company-Owned IP to customers or service providers in the ordinary course of business in which grants of rights to use such Company-Owned IP are incidental to performance under the agreement, (c) there has not been a Company Material Adverse Effect, and (d) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01(b).

4.09 Absence of Litigation. There is no litigation, suit, claim, charge, grievance, action, proceeding, order, audit or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all Employee Benefit Plans (for the avoidance of doubt, excluding any offer letter, consulting agreement, equity award agreement or other agreement which does not materially deviate from the applicable standard Company form and for which such form has been made available to Acquiror) that are maintained, contributed to, required to be contributed to, or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or individual consultant and under which the Company or any Company Subsidiary has or could reasonably be expected to incur any liability (contingent or otherwise) (collectively, but without regard to materiality or exemptions from disclosure in Section 4.10(a) of the Company Disclosure Schedule, the “Plans”).

(b) With respect to each Plan, the Company has made available to Acquiror, if applicable (i) a true and complete copy of the current plan document and all amendments thereto (or a written summary if not reduced to writing) and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the most recently filed Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules (or, if not yet filed, the most recent draft thereof), (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan.

(c) None of the Plans is or was, nor does the Company nor any ERISA Affiliate have or reasonably expect to have any liability or obligation (whether contingent or otherwise) under or with respect to, (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(d) Neither the Company nor any Company Subsidiary is nor will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person as a result of any Transaction (whether alone or in combination with any other event), nor will any such Transaction (whether alone or in combination with any other event) accelerate the time of payment, settlement or vesting, or increase the amount, of any benefit or other compensation due to any individual. The consummation of any Transaction will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code. No Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.

(e) None of the Plans provide, nor does the Company nor any Company Subsidiary have or reasonably expect to have any obligation to provide, retiree medical (including life insurance or medical, dental, vision, disability, accident, life, health or other welfare benefits) to any current or former employee or service provider (or any spouse, beneficiary or dependent thereof) of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any analogous state law.

(f) Each Plan is and has been administered, operated and funded in all material respects, in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. The Company and the ERISA Affiliates have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation in any respect by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course).

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from U.S. federal income Tax under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(h) There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that would reasonably be expected to result in material liability to the Company or any Company Subsidiary. There have been no acts or omissions by the Company or to the knowledge of the Company, any ERISA Affiliate, that have given or would reasonably be expected to give rise to any fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any Company Subsidiary may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries.

(j) The Company and each ERISA Affiliate have each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any Tax year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k) The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), and, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise Taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder.

4.11 Labor and Employment Matters.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company and any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following, on a no name basis: (i) title or position (including whether full or part time); (ii) hire date and service commencement date (if different); (iii) current annualized base salary or (if paid on an hourly basis) hourly rate of pay; and (iv) commission, bonus or other incentive based compensation. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Financial Statements).

(b) No employee of the Company or any Company Subsidiary is represented by a labor union, works council, trade union, or similar representative of employees, and neither the Company nor any Company Subsidiary is a party to, subject to, or bound by a collective bargaining agreement or any other contract or agreement with a labor union, works council, trade union, or similar representative of employees. There are no, and there have never been any, strikes, lockouts or work stoppages existing or, to the Company’s knowledge, threatened, with respect to any employees of the Company or any Company Subsidiaries. There are no, and there have never been, any union certification or representation petitions or demands with respect to the Company or any Company Subsidiaries or any of their employees and, to the Company’s knowledge, no union organizing campaign or similar effort is pending or threatened with respect to the Company, any Company Subsidiaries, or any of their employees.

(c) There are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by or on behalf of any of their respective current or former applicants, employees, contractors, directors, officers or other representatives. No allegations of discrimination, harassment, or retaliation have been made against any executive, officer, or director of the Company or any Company Subsidiary and the Company has not entered into any settlement agreement or conducted any investigation related to allegations of sexual harassment or sexual misconduct made by or against an employee, contractor, director, officer or other representative of the Company or any Company Subsidiary.

(d) Except in each case as would not reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries, the Company and the Company Subsidiaries are and have been at all times in compliance in all respects with all applicable Laws relating to labor and employment, including all such Laws regarding employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave and all other employee leaves, recordkeeping, classification of employees and independent contractors, wages and hours, pay checks and pay stubs, employee seating, anti-harassment and anti-retaliation (including all such Laws relating to the prompt and thorough investigation and remediation of any complaints) and occupational safety and health requirements. Except as would not reasonably be expected to result in material liability to the Company or any Company Subsidiary, neither the Company nor any Company Subsidiary is liable for any arrears of wages, penalties or other sums for failure to comply with any of the foregoing. All employees of the Company and the Company Subsidiaries are employed on an “at-will” basis and their employment can be terminated at any time for any reason without notice or payment of severance or other compensation or consideration being owed to such individual other than amounts owed as of the date of termination from employment based on service before that date or as required under applicable Law. The Company’s relationships with all individuals who act as contractors or other service providers to the Company or its Subsidiaries can be terminated at any time for any reason without notice or any amounts being owed to such individual other than with respect to compensation or payments accrued before the termination. Except in each case as would not reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries, each employee of the Company and each Company Subsidiary and any other individual who has provided services with respect to the Company or any Company Subsidiary has been paid (and as of the Closing will have been paid) all wages, bonuses, compensation and other sums owed and due to such individual as of such date.

4.12 Real Property; Title to Assets.

(a) The Company does not own any real property.

(b) Section 4.12(b) of the Company Disclosure Schedule lists as of the date of this Agreement the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, license or occupancy agreement pursuant to which the Company or any Company Subsidiary leases, subleases, licenses or occupies any such Leased Real Property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to Acquiror. There are no leases, subleases, sublicenses, concessions or other contracts granting to any person other than the Company or Company Subsidiaries the right to use or occupy any Leased Real Property, and all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, material to the Company or any Company Subsidiary.

(c) Other than due to any COVID-19 Measures, there are no contractual or legal restrictions that preclude or restrict the ability of the Company or any Company Subsidiary to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company or any Company Subsidiary. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those conditions that, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

4.13 Company Assets. Each of the Company and the Company Subsidiaries has legal and valid title to, or, in the case of Leased Real Property and leased or licensed assets, valid leasehold, subleasehold or licensed interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

4.14 Intellectual Property.

(a) Section 4.14(a) of the Company Disclosure Schedule contains a true, correct and complete list of all Registered Intellectual Property constituting Company-Owned IP and Company-Licensed Exclusive IP (the “Company Registered Intellectual Property”) (showing in each case, as applicable, the filing date, date of issuance, registration or application number, jurisdiction or registrar, the owner of such item of Registered Intellectual Property and the underlying agreement if such item of Registered Intellectual Property is licensed). The Company Registered Intellectual Property listed on Section 4.14(a) of the Company Disclosure Schedule has not expired, lapsed, or been cancelled or abandoned, and is not subject to any pending or threatened opposition, cancellation, interference, or similar proceeding, other than during prosecution with relevant Governmental Authority in the ordinary course of business. All necessary registrations, filings, maintenance and renewal fees currently due in connection with the Company Registered Intellectual Property have been made (subject to permissible extensions).

(b) Section 4.14(b)(i) of the Company Disclosure Schedule contains a true, correct and complete list of all contracts, licenses or agreements that grant the Company or a Company Subsidiary the right to use any Company IP owned by a third party that is material to the business of the Company or any Company Subsidiary, including for the Software or Business Systems of any other person (other than (i) commercially available, “off-the-shelf”, “click wrap”, “shrink wrap” Software with aggregate annual license and maintenance fees of less than $10,000, (ii) commercially available service agreements to Business Systems that have an individual service or subscription fee of less than $10,000 per annum, or (iii) Open Source licenses). Section 4.14(b)(ii) of the Company Disclosure Schedule contains a true, correct and complete list of all contracts, licenses or agreements in which the Company or a Company Subsidiary grants to a third party the right to use any Company IP that is material to the business of the Company or any Company Subsidiary.

(c) The Company IP constitutes all Intellectual Property rights used in, or necessary for, the operation of the business of the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary has assigned or otherwise transferred ownership, or agreed to assign or otherwise transfer ownership, to any Person any Company IP that is (or was at the time of assignment or transfer) material to the Company and the Company Subsidiaries, taken as a whole.

(d) The Company or one of the Company Subsidiaries solely owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company Registered Intellectual Property (other than Company-Licensed Exclusive IP) and either owns or has the right to use pursuant to a valid and enforceable written contract or license or other permission, all other Company IP, including Company-Licensed IP. All Registered Intellectual Property (other than applications) constituting Company-Owned IP is valid, subsisting and enforceable. All Registered Intellectual Property (other than applications) constituting Company-Licensed Exclusive IP is subsisting, valid and, to the knowledge of the Company, enforceable. There are not, and there will not be immediately following the Closing, any restrictions on the right of the Company, any Company Subsidiary or the Surviving Corporation to use, modify, transfer or license any Company IP.

(e) The Company and each of its applicable Company Subsidiaries have taken and take commercially reasonable actions to maintain, protect and enforce Company-Owned IP, Company-Licensed Exclusive IP rights, including the secrecy, confidentiality and value of its trade secrets, source code and other material Confidential Information of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has disclosed any trade secrets or other Confidential Information that relates to the Products or is otherwise material to the business of the Company and any applicable Company Subsidiaries to any other person that does not have a fiduciary obligation of confidentiality other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information.

(f) Except as set forth in Section 4.14(f) of the Company Disclosure Schedule, there have been no claims filed and served, against the Company or any Company Subsidiary in any forum, by any person (i) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company-Owned IP or Company-Licensed Exclusive IP, or (ii) alleging any infringement, misappropriation of, or other violation by the Company or any Company Subsidiary of, any Intellectual Property rights or rights of publicity of other persons (including any unsolicited demands to license, or notices that the Company or any Company Subsidiary requires a license to, any Intellectual Property rights from any other person). The operation of the business of the Company and the Company Subsidiaries (including the sale of Products by the Company or use of Products by its customers) has not and does not infringe, misappropriate or violate any Intellectual Property rights of any Person in or to any Intellectual Property or any rights of publicity. The Company has not made any assertions or claims against a third party alleging infringement, misappropriation or violation of any of the Company-Owned IP. Neither the Company nor any of the Company Subsidiaries has received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing.

(g) All persons who have contributed to, developed or conceived any Company-Owned IP (“Contributors”) have executed written agreements with the Company or one of the Company Subsidiaries, and pursuant to which such persons (i) assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to such Company-Owned IP and (ii) agreed to maintain the Company or the applicable Company Subsidiary’s confidential information (the “Contributor Agreements”) or the Company or a Company Subsidiary owns such Company-Owned IP by operation of law. Neither the Company nor any Company Subsidiary is, and to the knowledge of the Company, no other party to any such Contributor Agreement is, in material breach of any such Contributor Agreement. To the knowledge of the Company, all persons who have contributed to, developed or conceived any Company-Licensed Exclusive IP have executed written agreements with the applicable third party that granted the relevant license to the Company or the applicable Company Subsidiary, and pursuant to which such persons assigned to such third party all of their entire right, title, and interest in and to such Company-Licensed Exclusive IP.

(h) At no time was the creation, conception, or reduction to practice of any Company-Owned IP by any Contributor, the Company, or any Subsidiary conducted: (i) utilizing funding under any grants from any Governmental Authority or educational institution, (ii) as research sponsored by any Governmental Authority or educational institution, (iii) utilizing the facilities of any Governmental Authority or educational institution, or (iv) subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third person, in each case, that would adversely affect the Company’s or any Company Subsidiary’s ownership rights in any such Company Owned IP. It is not necessary for the operation of the Company business to utilize any Intellectual Property rights of any Contributor developed, invented, or made prior to such Contributor’s employment, except for any such Intellectual Property rights that have previously been assigned or irrevocably and perpetually licensed to the Company or any Company Subsidiary. No current or former employee, consultant, or contractor of the Company or any Company Subsidiary has asserted, and no Person or has, any ownership right, title, interest, or other claim of ownership in, or the right to receive any royalties or other consideration with respect to, any Company-Owned IP.

(i) There are no court orders, forbearances to sue, consents, settlement agreements, judgments, orders, or similar obligations, in each case that are litigation-related, or adversarial-related, or (in connection with an adversarial proceeding), adversarial proceeding-related, or government-imposed, obligations to which the Company or any Company Subsidiary is a party or is otherwise bound that (i) restrict the rights of the Company or any Company Subsidiary to use, transfer, license, distribute, exploit, or enforce any Company-Owned IP; or (ii) restrict the current conduct of the Company’s business in order to avoid violating another Person’s Intellectual Property.

(j) The Company and Company Subsidiaries do not use any Open Source Software or any modification or derivative thereof in a manner that would grant or purport to grant to any other person any rights to or immunities under any of the Company-Owned IP, or that requires the Company or any Company Subsidiary to license or provide the source code to any of the Company-Owned IP for the purpose of making derivative works, or to make available for redistribution to any person the source code to any Company-Owned IP at no or minimal charge.

(k) Neither the Company nor any Company Subsidiary is, nor has it ever been, a member or promoter of, or a contributor to, any industry standards body or similar standard setting organization that requires or obligates the Company or any Company Subsidiary to grant or offer to any other person any license or right to any Company Owned IP.

(l) The Company or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate needs of the current business of the Company. The Company and the Company Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, and procedures. To the knowledge of the Company, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects.

(m) The Company and each of the Company Subsidiaries have complied, at all times, with all (i) Privacy/Data Security Laws applicable to the Company or a Company Subsidiary, (ii) applicable internal and externally facing policies and external statements and representations of the Company or a Company Subsidiary, (iii) contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound, and (iv) to the extent applicable, PCI DSS (collectively, the “Data Security Requirements”). To the knowledge of the Company, no third party that has Processed Personal Information on behalf of or through access granted by the Company has done so in violation of any Data Security Requirements. The execution, delivery, and performance of this Agreement by the Company and each of the Company Subsidiaries and the consummation of the transactions hereunder will not violate any Data Security Requirements.

(n) The Company and the Company Subsidiaries maintain, and have at all times maintained and made available, privacy policies describing their Processing of Personal Information and such privacy policies have not been inaccurate, misleading, or deceptive in any material respect or in violation of any Privacy/Data Security Law.

(o) Where required by the Data Security Requirements, the Company and the Company Subsidiaries have each (i) implemented and maintained a written information security program and (ii) implemented and maintained administrative, technical, and physical measures and safeguards, in each case of (i)-(ii), that are designed to protect the security and integrity of the Business Systems and any Personal Information maintained by or on behalf of the Company and that are otherwise consistent with such applicable Data Security Requirements. The Company and its Subsidiaries have at all times (i) complied with such program and measures, and (ii) contractually obligated all third-party service providers with access to Personal Information or the Company’s or its Subsidiaries’ Business Systems to comply with such written information security program requirements and measures. To the Company’s knowledge, no third party has breached such obligations. To the knowledge of the Company, there are no Disabling Devices in any of the Business Systems or Product components.

(p) Neither the Company nor any of the Company Subsidiaries has (i) experienced any Security Incident; (ii) received notice of any audits, proceedings enforcement notices, registrations or investigations by any Governmental Authority,(iii) received any claims or complaints regarding the Company’s or any of the Company Subsidiaries’ Processing of Personal Information, or the alleged violation of any applicable Data Security Requirements, and, no circumstances exist that would reasonably be expected to give rise to any of the foregoing (i)-(iii). Neither the Company nor any of the Company Subsidiaries has provided, or has been legally required to provide, any notice to individuals, Governmental Authorities, or other Person in connection with any Processing of Personal Information.

(q) The Company or one of the Company Subsidiaries (i) exclusively owns and possesses all right, title and interest in and to the Business Data constituting Company-Owned IP free and clear of any restrictions other than those imposed by applicable Privacy/Data Security Laws, or (ii) has the right to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of such Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and the Company Subsidiaries are not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions contemplated hereunder, that would prohibit the Surviving Corporation or such Company Subsidiaries, as applicable, from receiving or using Personal Information or other Business Data after the Closing Date, in the same manner in which the Company or such Company Subsidiaries receive and use such Personal Information and other Business Data prior to the Closing Date.

4.15 Taxes.

(a) (i) All income and other material Tax Returns required by Law to be filed by the Company and the Company Subsidiaries have been duly filed and all such filed Tax Returns are complete and accurate in all material respects; (ii) all material amounts of Taxes due and payable by the Company and the Company Subsidiaries (whether or not reflected on any Tax Return) have been duly paid; (iii) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Company or any Company Subsidiary; (iv) neither the Company nor any of the Company Subsidiaries is engaged in any audit, administrative proceeding or judicial proceeding, in each case, that is material, with respect to Taxes; (v) neither the Company nor any of the Company Subsidiaries is the subject of any assessment, audit, examination, investigation, dispute, claim or other proceeding with respect to Taxes for a Tax period for which the statute of limitations for assessment remains open and no such assessment, audit, examination, investigation, dispute, claim or other proceeding has been proposed or threatened in writing; (vi) all material deficiencies for Taxes asserted or assessed in writing against the Company or any Company Subsidiary have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has any material obligation to any Governmental Authority or other person under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) with any person (other than the Company or any Company Subsidiary) or has a potential liability or obligation to any such person (other than the Company or any Company Subsidiary) as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case, other than an agreement, contract, arrangement or commitment not primarily relating to Taxes.

(c) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in a method of accounting (or use of an improper method of accounting) on or prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount or deferred revenue received on or prior to the Closing outside the ordinary course of business.

(d) The Company and its Company Subsidiaries have (i) withheld or deducted all material amounts of Taxes required to have been withheld or deducted in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or other third party, (ii) duly and timely remitted (or is properly holding for remittance) such amounts to the appropriate Tax authority, and (iii) complied in all material respects with all applicable Laws relating to Tax withholding, including all material reporting and recordkeeping requirements.

(e) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group of which the Company was the common parent).

(f) Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), or as a transferee, successor, by contract or otherwise (except for liabilities pursuant to contracts not primarily relating to Taxes).

(g) Neither the Company nor any Company Subsidiary has (i) any request for a ruling in respect of material Taxes pending between the Company or any Company Subsidiary, on the one hand, and any Tax authority, on the other hand or (ii) entered into any closing agreements, private letter rulings, technical advice memoranda or similar agreements with a Taxing authority in respect of material Taxes, in each case, that will be in effect after the Closing.

(h) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) Neither the Company nor any Company Subsidiary has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) There are no Liens with respect to Taxes on any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(k) The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) Each of the Company and its Company Subsidiaries is, and has been at all times since formation, treated as the type of entity for United States federal tax purposes listed opposite its name on Section 4.14(l) of the Company Disclosure Schedule.

(m) Neither the Company nor any Company Subsidiary has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized or formed.

(n) Neither the Company nor any Company Subsidiary has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is or may be subject to Tax in such jurisdiction.

(o) Neither the Company nor any Company Subsidiary is an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

(p) Neither the Company nor any of the Company Subsidiaries has taken any action, or is aware of any fact or circumstances that would reasonably be expected to prevent the Domestication or the Merger from qualifying for the Intended Tax Treatment.

4.16 Environmental Matters. (a) Each of the Company and the Company Subsidiaries is in all material compliance with all applicable Environmental Laws; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) are contaminated, and the Company and the Company Subsidiaries have not released, with any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws, or which could give rise to a liability of the Company or any Company Subsidiary under Environmental Laws; (c) to the Company’s knowledge, none of the Company or any of the Company Subsidiaries is actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required under applicable Environmental Law (“Environmental Permits”); (e) each of the Company and each Company Subsidiary, and their Products, are in compliance with Environmental Laws and Environmental Permits required to be held by the Company or any Company Subsidiary, as applicable, in all material respects; and (f) neither the Company nor any Company Subsidiary is the subject of any pending or threatened Action alleging any violation or, or liability under, Environmental Laws, nor has the Company or any Company Subsidiary received any written notice alleging any material violation of, or material liability under, Environmental Laws. The Company has provided all environmental site assessments, reports, studies or other evaluations in its possession or reasonable control relating to any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary.

4.17 Material Contracts.

(a) Section 4.17(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each of the following types of contracts and agreements (whether written or oral) to which the Company or any Company Subsidiary is a party or bound (such contracts and agreements as are required to be set forth Section 4.17(a) of the Company Disclosure Schedule, excluding any Plan listed on Section 4.10(a) of the Company Disclosure Schedule, being the “Material Contracts”):

(i) all contracts and agreements with consideration paid or payable to the Company or any Company Subsidiary of more than $50,000;

(ii) all contracts and agreements with Suppliers to the Company or any Company Subsidiary, including those relating to the design, development, manufacture or sale of Products of the Company or any Company Subsidiary, for expenditures paid or payable by the Company or any Company Subsidiary of more than $50,000;

(iii) (A) any contract for the employment or engagement of any director, officer, employee, or consultant of the Company or any Company Subsidiary that is not immediately terminable by the Company at-will without notice, severance, penalty or other material cost and (B) any contract with any current or former director, officer, employee, consultant or other person, providing for retention payments, change of control payments, accelerated vesting or any other payment or benefit that may or will become due as a result of the Merger or any other Transaction;

(iv) all contracts or agreements involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(v) all contracts and agreements evidencing indebtedness for borrowed money, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any person a security interest in or lien on any of the property or assets of the Company or any Company Subsidiary, and all agreements or instruments guarantying the debts or other obligations of any person;

(vi) all contracts establishing any partnership, joint venture, strategic alliance or other collaboration or similar arrangement between the Company or any Company Subsidiary, on the one hand, and any third party, on the other hand, including with respects to the Products;

(vii) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party;

(viii) all contracts with third party payors;

(ix) all contracts and agreements that (i) limit, or purport to limit, the ability of the Company or any Company Subsidiary to engage or compete in any line of business or with any person or entity or in any geographic or therapeutic area or during any period of time including noncompetition, and standstill obligations, exclusivity rights, and “most favored nation” provisions, or (ii) require the Company or any Subsidiary to purchase all or substantially all of its requirements for a particular product or service from a vendor, supplier, or subcontractor or to make periodic minimum purchases of a particular product or service from a vendor, supplier, or subcontractor;

(x) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective business;

(xi) all Leases, and all leases or master leases of personal property;

(xii) all contracts required to be listed in Section 4.14(b) of the Company Disclosure Schedule;

(xiii) all contracts which involve the license or grant of rights by the Company or any Company Subsidiary to a third party of Company-Owned IP (other than non-exclusive licenses granted to customers or service providers in the ordinary course of business or that are merely incidental to, and not the primary purpose of, the contract);

(xiv) all contracts or agreements under which the Company or any Company Subsidiary has agreed to purchase goods or services from a vendor, Supplier or other person on a preferred supplier or “most favored supplier” basis or which otherwise establishes any exclusive sale or distribution obligation with respect to any Product or geographic area;

(xv) all contracts which obligate the Company or any Company Subsidiary to pay any royalty, revenue share or commission;

(xvi) all agreements for the development of Company-Owned IP for the benefit of the Company (other than employee invention assignment and confidentiality agreements and consulting agreements entered into in the ordinary course of business);

(xvii) all contracts and agreements that relate to the direct or indirect acquisition or disposition of any securities, business or asset (whether by merger, sale of stock, sale of assets or otherwise);

(xviii) all contracts and agreements relating to a Company Interested Party Transaction;

(xix) all contracts under which any broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions, or which has a fee tail still in effect, based upon arrangements made by or on behalf of the Company or any Company Subsidiary;

(xx) all contracts not cancellable by the Company or the applicable Company Subsidiary with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty pursuant to the terms of such contract; and

(xxi) all contracts and agreements involving any resolution or settlement of any actual or threatened Action or other dispute or impose continuing obligations on the Company or any Company Subsidiary, including injunctive or other non-monetary relief.

(b) (i) each Material Contract is a legal, valid and binding obligation of the Company or the applicable Company Subsidiary and, to the knowledge of the Company, the other parties thereto, subject to the Remedies Exceptions, and neither the Company nor any Company Subsidiary is in material breach or violation of, or material default under, any Material Contract nor has the Company received any notice that any Material Contract has been canceled by the applicable counterparty or such counterparty intends to cancel any Material Contract; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the Company’s knowledge, oral notice or claim of any such breach, violation or default under any such Material Contract, in each of the foregoing clauses (i)-(iii). The Company has made available to Acquiror true and complete copies of all Material Contracts, including any amendments thereto

4.18 Customers, Vendors and Suppliers. Section 4.18 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) each contract or agreement between the Company or a Company Subsidiary and a customer of the Company or such Company Subsidiary (collectively, the “Customers”) and (ii) the top twenty (20) suppliers of the Company based on the aggregate consideration paid by the Company and the Company Subsidiaries for goods and services rendered by such supplier to the Company and the Company Subsidiaries during the trailing twelve (12)-month period ending June 30, 2023 (collectively, the “Material Suppliers”). None of the Customers or the Material Suppliers has notified the Company in writing, or to the knowledge of the Company, verbally that it will discontinue, materially alter or adversely modify its relationship with the Company, and Company Subsidiary or their respective businesses.

4.19 Insurance.

(a) Section 4.19(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, with respect to each insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

4.20 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement and declared its advisability and approved the Transactions (including the Merger), and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Transactions (including the Merger) and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company Stockholders. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Requisite Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

4.21 Certain Business Practices.

(a) None of the Company, any Company Subsidiary, any of their respective directors, officers, or employees, or to the Company’s knowledge, agents, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of any applicable Anti-Corruption Law; or (iii) made any payment in the nature of criminal bribery.

(b) None of the Company, any Company Subsidiary, any of their respective directors, officers, or employees, or to the Company’s knowledge, agents (i) is or has been a Sanctioned Person; (ii) has transacted business with or for the benefit of any Sanctioned Person or has otherwise violated applicable Sanctions; or (iii) has violated any Ex-Im Laws.

(c) There are no, and there have never been, any internal or external investigations, audits, actions or proceedings pending, or any voluntary or involuntary disclosures made to a Governmental Authority, with respect to any apparent or suspected violation by the Company, any Company Subsidiary, or any of their respective officers, directors, employees, or agents with respect to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws.

4.22 Interested Party Transactions; Side Letter Agreements.

(a) Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other Affiliate of the Company or any Company Subsidiary, or any immediate family member of any of the foregoing, to the Company’s knowledge, has or has had, directly or indirectly: (i) an economic interest in any person (other than the Company) that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person (other than the Company) that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in Section 4.17(a) of the Company Disclosure Schedule; or (iv) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements (each, a “Company Interested Party Transaction”, and each contract providing for a Company Interested Party Transaction and set forth on Section 4.22(a) of the Company Disclosure Schedule, an “Interested Party Agreement”); provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.22. The Company and the Company Subsidiaries have not (x) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (y) materially modified any term of any such extension or maintenance of credit. There are no contracts or arrangements between the Company or any Company Subsidiary and any family member of any director, officer or other Affiliate of the Company or any Company Subsidiary.

(b) Section 4.22(b) of the Company Disclosure Schedule sets forth a true and complete list of all transactions, contracts, side letters, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any other person, on the other hand, which grant or purport to grant any board observer, management or similar rights (collectively, the “Side Letter Agreements”).

4.23 Exchange Act. Neither the Company nor any Company Subsidiary is currently (nor has either previously been) subject to the requirements of Section 12 of the Exchange Act.

4.24 Brokers. No broker, finder or investment banker is entitled to any brokerage or finder’s fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Except as set forth in the Acquiror SEC Reports or Acquiror’s disclosure schedule delivered by Acquiror in connection with this Agreement (the “Acquiror Disclosure Schedule”) (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Acquiror SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such an Acquiror SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization.), Section 5.03 (Capitalization.) and Section 5.04 (Authority Relative to This Agreement)), Acquiror hereby represents and warrants to the Company as follows (provided that no representation or warranty by Acquiror shall apply to any statement or information in the Acquiror SEC Reports that relates to the topics referenced in the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” from the Securities and Exchange Commission (the “SEC”) on April 12, 2021 (or any subsequent guidance, statements or interpretations issued by the SEC, the Staff or otherwise relating thereto) (the “SEC Statement”) nor shall any correction, amendment or restatement of Acquiror’s financial statements due wholly or in part to the SEC Statement, nor any other effects that relate to or arise out of, or are in connection with or in response to, the SEC Statement or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by Acquiror):

5.01 Corporate Organization.

(a) Each of Acquiror and Merger Sub is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Acquiror and Merger Sub is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(b) Merger Sub is the only Subsidiary of Acquiror. Except for Merger Sub, Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person. Merger Sub does not have any Subsidiaries or own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

5.02 Organizational Documents. Each of Acquiror and Merger Sub has heretofore furnished to the Company complete and correct copies of the Acquiror Organizational Documents and the Merger Sub Organizational Documents. The Acquiror Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither Acquiror nor Merger Sub is in violation in any material respect of any of the provisions of the Acquiror Organizational Documents or the Merger Sub Organizational Documents.

5.03 Capitalization.

(a) As of the date of this Agreement, the authorized share capital of Acquiror consists of (i) 500,000,000 Acquiror Class A Ordinary Shares, (ii) 50,000,000 Acquiror Class B Ordinary Shares and (iii) 5,000,000 preference shares, par value $0.0001 per share, of Acquiror (“Acquiror Preferred Shares”). As of the date of this Agreement (iv) 4,646,574 Acquiror Class A Ordinary Shares are issued and outstanding, (v) 7,736,268 Acquiror Class B Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (vi) no Acquiror Class A Ordinary Shares or Acquiror Class B Ordinary Shares are held in the treasury of Acquiror, and (vii) 16,441,034 Acquiror Class A Ordinary Shares are issuable under the exercise of Acquiror Warrants. As of the date of this Agreement, there are no Acquiror Preferred Shares issued and outstanding. Each Acquiror Warrant is exercisable for one Acquiror Class A Ordinary Share at an exercise price of $11.50, subject to the terms of such Acquiror Warrant and the Acquiror Warrant Agreement.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”). As of the date hereof, 1,000 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Acquiror free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c) All outstanding Acquiror Units, Acquiror Class A Ordinary Shares, Acquiror Class B Ordinary Shares and Acquiror Warrants have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable Laws.

(d) The Per Share Merger Consideration being delivered by Acquiror hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the Acquiror Organizational Documents.

(e) Except for this Agreement, the Acquiror Warrants and the shares of Acquiror Founders Stock, as of the date hereof, Acquiror has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of Acquiror or obligating Acquiror to issue or sell any shares of, or other equity interests in, Acquiror. All Acquiror Class A Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither Acquiror nor any Subsidiary of Acquiror is a party to, or otherwise bound by, and neither Acquiror nor any Subsidiary of Acquiror has granted, any equity appreciation rights, participations, phantom equity or similar rights. As of the date hereof, Acquiror is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Acquiror Common Stock or any of the equity interests or other securities of Acquiror or any of its Subsidiaries. Except with respect to the Redemption Rights and the Acquiror Warrants, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock. There are no outstanding contractual obligations of Acquiror to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

5.04 Authority Relative to This Agreement. Each of Acquiror and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which they are a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, in each case, subject to obtainment of the Acquiror Shareholders Approval. The execution and delivery of this Agreement by each of Acquiror and Merger Sub and the consummation by each of Acquiror and Merger Sub of the Transactions have been, and each Ancillary Agreement to which they are a party will be, duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Acquiror or Merger Sub are necessary to authorize this Agreement and each Ancillary Agreement to which they are a party or to consummate the Transactions (other than (a) with respect to the Domestication and the filing and recordation of appropriate documents as required by the Companies Act, (b) the Merger, (c) the Acquiror Shareholders Approval, (d) the approval and adoption of this Agreement by Acquiror, as the sole stockholder of Merger Sub, (e) the filing and recordation of appropriate merger documents as required by the DGCL and (f) with respect to the issuance of Acquiror Common Stock and adoption of the Acquiror Certificate of Incorporation, the approval of a majority of the then-outstanding shares of Acquiror Common Stock). This Agreement has been duly and validly executed and delivered by Acquiror and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror or Merger Sub, enforceable against Acquiror or Merger Sub in accordance with its terms subject to the Remedies Exceptions. The Acquiror Board has approved this Agreement and the Transactions, and such approvals are sufficient so that any restrictions on business combinations set forth in the Acquiror Charter, if any, shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions.

5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Acquiror and Merger Sub do not, and the performance of this Agreement by each of Acquiror and Merger Sub will not, (i) conflict with or violate the Acquiror Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made (including in connection with the Domestication and the applicable requirements and required approval of the Cayman Registrar), conflict with or violate any Law applicable to Acquiror or Merger Sub or by which any of their properties or assets are bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Acquiror or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or Merger Sub is a party or by which Acquiror or Merger Sub or any of their properties or assets are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Acquiror and Merger Sub do not, and the performance of this Agreement by each of Acquiror and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger and other documents as required by the Companies Act or DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Acquiror or Merger Sub from performing its material obligations under this Agreement.

5.06 Compliance. Neither Acquiror nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Acquiror or Merger Sub or by which any property or asset of Acquiror or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or Merger Sub is a party or by which Acquiror or Merger Sub or any property or asset of Acquiror or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect. Each of Acquiror and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Acquiror or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Acquiror has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the SEC since March 4, 2021, together with any amendments, restatements or supplements thereto (collectively, the “Acquiror SEC Reports”). As of their respective filing dates, the Acquiror SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the case of any Acquiror SEC Report that is a registration statement, or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any other Acquiror SEC Report.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Acquiror as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which, individually or in the aggregate, have not been, and would not reasonably be expected to be, material). Acquiror has no off-balance sheet arrangements that are not disclosed in the Acquiror SEC Reports.

(c) Except as and to the extent set forth in the Acquiror SEC Reports, neither Acquiror nor Merger Sub has any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations arising in the ordinary course of Acquiror’s and Merger Sub’s business.

(d) Acquiror is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(e) Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(f) Acquiror maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Acquiror maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements.

(g) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror, and Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither Acquiror (including, to the knowledge of Acquiror, any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any material weakness or significant deficiency in the system of internal accounting controls utilized by Acquiror, (ii) any fraud that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) as of the date hereof, any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding comments from the SEC with respect to the Acquiror SEC Reports. To the knowledge of Acquiror, none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.08 Business Activities; Absence of Certain Changes or Events.

(a) Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(b) Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, any contract or transaction which constitutes a Business Combination.

(c) Since its incorporation, Merger Sub has not conducted any business activities other than activities directed toward the accomplishment of the Merger. Except as set forth in Merger Sub’s organizational documents, there is no agreement, commitment, or Governmental Order binding upon Merger Sub or to which Merger Sub is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub or any acquisition of property by Merger Sub or the conduct of business by Merger Sub as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(d) Except as set forth on Section 5.08(d) of the Acquiror Disclosure Schedule, as of the date of this Agreement, there is no liability, debt or obligation of Acquiror or its Subsidiaries or any Acquiror Transaction Cost (other than any such liabilities, debts or obligations that are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole), except (i) as reflected or reserved for on Acquiror’s unaudited condensed balance sheet for the period ended March 31, 2023 (the “Acquiror Balance Sheet Date”) or that have arisen since the Acquiror Balance Sheet Date in the ordinary course of business of Acquiror and its Subsidiaries or (ii) any loan from the Sponsor or an Affiliate thereof or certain of Acquiror’s officers and directors to finance Acquiror’s transaction costs in connection with the Transactions or other expenses unrelated to the Transactions.

(e) Except with respect to this Agreement and the Transactions, Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(f) Merger Sub was formed solely for the purpose of effecting the Merger and has no, and at all times prior to the Effective Time except as contemplated by this Agreement or the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation and the Transactions.

(g) Since December 31, 2022, except as expressly contemplated by this Agreement, (i) Acquiror has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to any COVID-19 Measures, (ii) Acquiror has not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets, (iii) there has not been an Acquiror Material Adverse Effect, and (iv) Acquiror has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02.

(h) None of Acquiror, Merger Sub, any of their respective directors or officers, or to the Acquiror’s knowledge, agents, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of any applicable Anti-Corruption Law; or (iii) made any payment in the nature of criminal bribery, in each of the foregoing clauses (i)-(iii) except as would not reasonably be expected to result in material liability to Acquiror or Merger Sub.

(i) None of Acquiror, Merger Sub, any of their respective directors or officers, or to the Acquiror’s knowledge, agents (i) is or has been a Sanctioned Person; (ii) has transacted business with or for the benefit of any Sanctioned Person or has otherwise violated applicable Sanctions; or (iii) has violated any Ex-Im Laws, in each of the foregoing clauses (i)-(iii) except as would not reasonably be expected to result in material liability to Acquiror or Merger Sub.

(j) There are no, and there have never been, any internal or external investigations, audits, actions or proceedings pending, or any voluntary or involuntary disclosures made to a Governmental Authority, with respect to any apparent or suspected violation by Acquiror or Merger Sub, or any of their respective officers, directors, employees, or agents with respect to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws, except as would not reasonably be expected to result in material liability to Acquiror or Merger Sub.

5.09 Absence of Litigation. There is no material Action pending or, to the knowledge of Acquiror, threatened against Acquiror, or any property or asset of Acquiror, before any Governmental Authority. Neither Acquiror nor any material property or asset of Acquiror is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Authority.

5.10 Board Approval; Vote Required.

(a) The Acquiror Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions (including the Merger) are in the best interests of Acquiror, (ii) approved this Agreement and the Transactions (including the Merger) and declared their advisability, (iii) recommended that the shareholders of Acquiror approve and adopt this Agreement and the Merger, and directed that this Agreement and the Transactions (including the Merger), be submitted for consideration by the shareholders of Acquiror at the Acquiror General Meeting.

(b) The only vote of the holders of any class or series of capital stock of Acquiror necessary to approve the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock, voting as a single class.

(c) The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder of Merger Sub.

(d) The only vote of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

5.12 Brokers. Except as set forth on Section 5.12 of the Acquiror Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or Merger Sub. Acquiror has provided the Company with a true and complete copy of all contracts, agreements and arrangements, including its engagement letters with the entities listed on Section 5.12 of the Acquiror Disclosure Schedule, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

5.13 Acquiror Trust Fund. As of the date of this Agreement, Acquiror has no less than $48,590,022.14 in the trust fund established by Acquiror for the benefit of its public shareholders (the “Trust Fund”) maintained in a trust account (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of March 4, 2021, between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable against Acquiror and the Trustee in accordance with its terms, subject to the Remedies Exceptions. Acquiror has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Acquiror or, to the knowledge of Acquiror, the Trustee. There are no separate contracts, agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied): (i) between Acquiror and the Trustee that would cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate in any material respect; or (ii) that would entitle any person (other than shareholders of Acquiror who shall have elected to redeem their shares of Acquiror Common Stock pursuant to the Acquiror Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (1) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (2) upon the exercise of Redemption Rights in accordance with the provisions of the Acquiror Organizational Documents. To Acquiror’s knowledge, as of the date of this Agreement, following the Effective Time, no shareholder of Acquiror shall be entitled to receive any amount from the Trust Account except to the extent such shareholder is exercising its Redemption Rights. There are no Actions pending or, to the knowledge of Acquiror, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, Acquiror shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Acquiror as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of Acquiror due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (i) to shareholders of Acquiror who shall have exercised their Redemption Rights, (ii) with respect to filings, applications or other actions taken pursuant to this Agreement required under Law, (iii) to the Trustee for fees and costs incurred in accordance with the Trust Agreement, and (iv) to third parties (e.g., professionals, printers, etc.) who have rendered services to Acquiror in connection with its efforts to effect the Merger. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror at the Effective Time.

5.14 Employees and Employee Benefit Plans. Other than any officers as described in the Acquiror SEC Reports, Acquiror, its Subsidiaries, and Merger Sub have no employees, and have not retained any contractors other than consultants and advisors in the ordinary course of business. Other than reimbursement of any out-of-pocket expenses incurred by Acquiror’s officers and directors in connection with activities on Acquiror’s behalf in an aggregate amount not in excess of the amount of cash held by Acquiror outside of the Trust Account, Acquiror has no unsatisfied material liability with respect to any officer or director. Acquiror and Merger Sub have never and do not currently maintain, sponsor, or contribute to any Employee Benefit Plan.

5.15 Taxes.

(a) (i) All income and other material Tax Returns required by Law to be filed by the Acquiror and Merger Sub have been duly filed and all such filed Tax Returns are complete and accurate in all material respects; (ii) all material amounts of Taxes due and payable by the Acquiror and Merger Sub (whether or not reflected on any Tax Return) have been duly paid; (iii) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Acquiror and Merger Sub; (iv) neither the Acquiror nor Merger Sub is engaged in any audit, administrative proceeding or judicial proceeding, in each case, that is material, with respect to Taxes; (v) neither the Acquiror nor Merger Sub is the subject of any assessment, audit, examination, investigation, dispute, claim or other proceeding with respect to Taxes for a Tax period for which the statute of limitations for assessment remains open and no such assessment, audit, examination, investigation, dispute, claim or other proceeding has been proposed or threatened in writing; (vi) all material deficiencies for Taxes asserted or assessed in writing against the Acquiror or Merger Sub have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn.

(b) Neither Acquiror nor Merger Sub is a party to, is bound by or has any material obligation to any Governmental Authority or other person under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) with any person (other than Acquiror or Merger Sub) or has a potential liability or obligation to any such person (other than Acquiror or Merger Sub) as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case, other than an agreement, contract, arrangement or commitment not primarily relating to Taxes).

(c) Neither the Acquiror nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in a method of accounting (or use of an improper method of accounting) on or prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount or deferred revenue received on or prior to the Closing outside the ordinary course of business.

(d) Each of Acquiror and Merger Sub has (i) withheld or deducted all material amounts of Taxes required to have been withheld or deducted in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or other third party, (ii) duly and timely remitted (or is properly holding for remittance) such amounts to the appropriate Tax authority, and (iii) complied in all material respects with all applicable Laws relating to Tax withholding, including all material reporting and recordkeeping requirements.

(e) Neither the Acquiror nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group of which the Acquiror was the common parent).

(f) Neither the Acquiror nor Merger Sub has any material liability for the Taxes of any person (other than the Acquiror or Merger Sub) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), or as a transferee, successor, by contract or otherwise (except for liabilities pursuant to contracts not primarily relating to Taxes).

(g) Neither the Acquiror nor Merger Sub has (i) any request for a ruling in respect of material Taxes pending between the Acquiror or Merger Sub, on the one hand, and any Tax authority, on the other hand or (ii) entered into any closing agreements, private letter rulings, technical advice memoranda or similar agreements with a Taxing authority in respect of material Taxes, in each case, that will be in effect after the Closing.

(h) Neither the Acquiror nor Merger Sub has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) Neither Acquiror nor Merger Sub has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) There are no Liens with respect to Taxes on any assets of Acquiror or Merger Sub except for Permitted Liens.

(k) Each of Acquiror and Merger Sub is, and has been at all times since formation, treated as a C corporation for U.S. federal income tax purposes.

(l) Neither the Acquiror nor Merger Sub has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized or formed.

(m) Neither the Acquiror nor Merger Sub has received written notice of any claim from a Tax authority in a jurisdiction in which the Acquiror or any of its Subsidiaries does not file Tax Returns stating that the Acquiror or its Subsidiaries is or may be subject to Tax in such jurisdiction.

5.16 Registration and Listing. The issued and outstanding Acquiror Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “DHCAU”. The issued and outstanding Acquiror Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “DHCA”. The issued and outstanding Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol

“DHCAW”. As of the date of this Agreement, there is no Action pending or, to the knowledge of Acquiror, threatened in writing against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Units, the Acquiror Class A Ordinary Shares, or Acquiror Warrants or terminate the listing of Acquiror on Nasdaq. None of Acquiror or any of its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Units, the Acquiror Class A Ordinary Shares, or the Acquiror Warrants under the Exchange Act.

5.17 Interested Party Transaction. Except as described in the Acquiror SEC Reports or in connection with any loan from the Sponsor or an Affiliate thereof or certain of Acquiror’s officers and directors to finance Acquiror’s transaction costs in connection with the Transactions or other expenses unrelated to the Transactions, or otherwise set forth on Section 5.17 of the Acquiror Disclosure Schedule, there are no transactions, contracts, side letters, arrangements or understandings between Acquiror or Merger Sub, on the one hand, and any director, officer, employee, shareholder, warrant holder or Affiliate of Acquiror or Merger Sub, on the other hand (each, a “Acquiror Interested Party Transaction”).

5.18 Opinion of Financial Advisor. The Acquiror Board has received an opinion of Houlihan Capital, LLC to the effect that, as of September 7, 2023 and subject to the assumptions, qualifications, limitations and other matters set forth therein, the number of Company Merger Shares is fair, from a financial point of view, to shareholders of Acquiror other than the Sponsor. It is agreed and understood that such opinion is for the benefit of the Acquiror Board and may not be relied upon by the Company, and such opinion has not been withdrawn, revoked or otherwise modified. Promptly following the execution of this Agreement, Acquiror shall deliver or make available to the Company a copy of the opinion for informational purposes only.

5.19 Acquiror’s and Merger Sub’s Reliance. Neither Acquiror nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, or the accuracy or completeness thereof, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in the corresponding representations and warranties contained in the certificate delivered pursuant to Section 8.02(d). Neither the Company nor any of its respective stockholders, Affiliates or Representatives shall have any liability to Acquiror, Merger Sub or any of their respective stockholders, Affiliates or Representatives resulting from the use of any information, documents or materials made available to Acquiror or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement. Acquiror and Merger Sub acknowledge that, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any of its stockholders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company or any Company Subsidiary.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

6.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement (the “Interim Period”), except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement or (2) required by applicable Law, unless Acquiror shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) the Company shall, and shall cause the Company Subsidiaries to, conduct their respective businesses in the ordinary course of business; and

(ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, or (2) required by applicable Law, the Company shall not, and shall cause each Company Subsidiary not to, during the Interim Period, do any of the following without the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) amend or otherwise change the certificate of incorporation, bylaws or other organizational documents of the Company or any Company Subsidiary;

(ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(iii) issue, sell, pledge, dispose of, grant, encumber or exclusively license, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, or otherwise amend any terms of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, restricted stock units, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Company Subsidiary (other than the issuance of shares of Company Common Stock in connection with the Company Warrant Settlement or the issuance of the AFG Shares) or (B) any material assets of the Company or any Company Subsidiary, including Intellectual Property (other than Permitted Liens);

(iv) form any Subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture, partnership, business association or other similar arrangement with any other entity;

(v) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any capital stock of the Company or and Company Subsidiary;

(vi) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of capital stock of the Company or any Company Subsidiary;

(vii) (A) acquire (including by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof, in each case, other than a Company Subsidiary; (B) incur any indebtedness for borrowed money, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or grant any security interest in any assets (other than Permitted Liens) of the Company or any Company Subsidiary; or (C) enter into any letter of intent, term sheet, or other arrangement with respect to any of the foregoing, whether or not binding on the Company;

(viii) make any loans, advances or capital contributions to, or investments in, any other person (including to any officers, directors, agents or consultants of the Company or any Company Subsidiary), make any change in existing borrowing or lending arrangements of the Company or any Company Subsidiary for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person, except (A) prepayments and deposits paid to suppliers of the Company or any Company Subsidiary in the ordinary course of business, (B) trade credit extended to customers of the Company or any Company Subsidiary in the ordinary course of business or (C) any indemnification obligation under the Company Articles of Incorporation or the Company’s bylaws or any indemnification agreement in which the Company or any of its Subsidiaries is a party, in each case, as in effect on the date hereof and disclosed on the Company Disclosure Schedule;

(ix) make any capital expenditures (or commit to making any capital expenditures), other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date of this Agreement, made available to Acquiror prior to the date hereof;

(x) acquire any fee interest in real property;

(xi) enter into, renew or amend in any respect any Company Interested Party Transaction (or any contractual or other arrangement, that if existing on the date of this Agreement, would have constituted a Company Interested Party Transaction);

(xii) except as otherwise required by Law or the terms of any Employee Benefit Plan in effect as of the date of this Agreement and set forth on Section 6.01(b)(xii) of the Company Disclosure Schedule, (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee, consultant or other service provider, (B) enter into or grant any new, or amend any existing, employment, retention, bonus, change in control, severance or termination agreement or Company Option with any current or former director, officer, employee, consultant or other service provider, (C)

accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee, consultant or other service provider, (D) grant any Company Option, restricted stock unit, restricted stock or other equity award, (E) establish or become obligated under any collective bargaining agreement or other contract or agreement with a labor union, trade union, works council, or other representative of employees, (F) hire any new employee or terminate the employment (other than for cause) of any employee, or (G) establish, determine or amend the vesting terms, including performance-based vesting terms, of any Company Option, or any restricted stock award that results from the exercise of a Company Option;

(xiii) adopt, amend or terminate any Plan or any Employee Benefit Plan that would be a Plan if in effect as of the date hereof, except (A) as may be required by applicable Law, (B) as is required in order to consummate the Transactions, or (C) in connection with the health and welfare plan renewals in the ordinary course of business; provided that such renewals do not increase the cost to the Company or any Company Subsidiary of providing such benefits;

(xiv) waive the restrictive covenant obligation of any employee of the Company or any Company Subsidiary;

(xv) make any material change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof;

(xvi) (A) file any federal, state or local income Tax Return or other material Tax Return in a manner inconsistent with past practice, (B) file any amended Tax Return, (C) adopt or change any method of Tax accounting, (D) make, change or rescind any Tax election, (E) settle or compromise any U.S. federal, state, local or non-U.S. Tax audit, assessment, claim or other controversy relating to Taxes, (F) knowingly surrender any claim for a refund of Taxes, (G) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement with respect to any Tax (other than, in each case, an agreement the primary purpose of which does not relate to Taxes or an agreement among any of the Company and the Company Subsidiaries), (H) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment or (I) request any Tax ruling from a Tax authority;

(xvii) enter into new, or amend or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case, in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business;

(xviii) enter into any contract, agreement or arrangement that obligates the Company or any Company Subsidiary to develop any Intellectual Property related to the business of the Company or the Products;

(xix) (A) acquire, license, sublicense, waive, covenant not to assert, pledge, sell, transfer, assign or otherwise dispose of, divest or spin-off any item of Company IP or other Intellectual Property used or held for use in the business of the Company or the Company Subsidiaries, in each case, other than non-exclusive licenses of commercially available third party Intellectual Property for the Company’s internal use in the ordinary course of business of the Company or the applicable Company Subsidiary, (B) abandon, relinquish, permit to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required to maintain and protect its interest in each and every material item of Company IP or other Intellectual Property used or held for use in the business of the Company or the Company Subsidiaries or (C) disclose or otherwise make available to any person who is not subject to a written agreement to maintain the confidentiality of any material trade secret included in the Company IP or other Intellectual Property used or held for use in the business of the Company or the Company Subsidiaries;

(xx) waive, release, assign, settle or compromise any Action;

(xxi) enter into any new line of business outside of the business currently conducted by the Company or the Company Subsidiaries as of the date of this Agreement;

(xxii) voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Company and any Company Subsidiaries and their assets and properties;

(xxiii) commence or file any Action against a third party; or

(xxiv) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the Company to obtain consent from Acquiror to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.01 shall give to Acquiror, directly or indirectly, the right to control the Company or any of the Company Subsidiaries prior to the Closing Date. During the Interim Period, each of the Company and the Company Subsidiaries shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

6.02 Conduct of Business by Acquiror and Merger Sub Pending the Merger. Acquiror agrees that, during the Interim Period, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including effecting the Domestication) and except as required by applicable Law, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Acquiror shall, and shall cause Merger Sub to, conduct their respective businesses in the ordinary course of business. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement (including effecting the Domestication) and as required by applicable Law, neither Acquiror nor Merger Sub shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) amend or otherwise change the Acquiror Organizational Documents or the Merger Sub Organizational Documents in a manner that would adversely affect the Company or the holders of Company Common Stock, other than the Acquiror Certificate of Incorporation;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, stock, property or otherwise, with respect to any of its share capital or capital stock (as applicable), other than redemptions from the Trust Fund that are required pursuant to the Acquiror Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Acquiror Common Stock or Acquiror Warrants, except for redemptions from the Trust Fund and conversions of the Acquiror Founders Stock that are required pursuant to the Acquiror Organizational Documents;

(d) issue, sell, pledge, dispose of, grant, encumber or exclusively license, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of share capital or capital stock of Acquiror or Merger Sub, or any options, warrants, restricted stock units, convertible securities or other rights of any kind to acquire any shares of such share capital or capital stock, or any other ownership interest (including any phantom interest), of Acquiror or Merger Sub, in each case, except (i) in connection with the conversion of Acquiror Class B Ordinary Shares pursuant to the Acquiror Organizational Documents or (ii) with respect to any Additional Financing;

(e) acquire (including by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof or enter into a joint venture, partnership, business association or other similar arrangement with any other entity;

(f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Acquiror, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except for any loan from the Sponsor, Acquiror’s officers or directors or their respective Affiliates in an aggregate amount not to exceed $1,000,000 to finance Acquiror’s transaction costs in connection with the Transactions or other expenses incurred in the ordinary course of business unrelated to the Transactions;

(g) make any loans, advances or capital contributions to, or investments in, any person (including to any officers, directors, agents or consultants of Acquiror or Merger Sub, other than expense advancement or reimbursement in the ordinary course of business of reasonable business expenses in compliance with Acquiror expense advancement and reimbursement policies);

(h) make any material change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof;

(i) (i) file any federal, state or local income Tax Return or other material amended Tax Return in a manner inconsistent with past practice, (ii) file any amended Tax Return, (iii) adopt or change any method of Tax accounting, (iv) make, change or rescind any Tax election, (v) settle or compromise any U.S. federal, state, local or non-U.S. Tax audit, assessment, claim or other controversy relating to Taxes, (vi) knowingly surrender any claim for a refund of Taxes, (vii) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement with respect to any Tax (other than, in each case, an agreement the primary purpose of which does not relate to Taxes or an agreement between the Acquiror and Merger Sub), (viii) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment or (ix) request any Tax ruling from a Tax authority;

(j) liquidate, dissolve, reorganize or otherwise wind up the business and operations of Acquiror or Merger Sub;

(k) amend or modify the Trust Agreement or any other agreement related to the Trust Account;

(l) enter into, renew or amend in any material respect any Acquiror Interested Party Transaction (or any contractual or other arrangement, that if existing on the date of this Agreement, would have constituted an Acquiror Interested Party Transaction), except in connection with any loan from the Sponsor, Acquiror’s officers or directors or their respective Affiliates to finance Acquiror’s transaction costs in connection with the Transactions or other expenses incurred in the ordinary course of business unrelated to the Transactions;

(m) waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $50,000 individually or $100,000 in the aggregate;

(n) except as contemplated by the Omnibus Incentive Plan, adopt, enter into, sponsor, or contribute to any Employee Benefit Plan, employment contract, or collective bargaining agreement;

(o) make any material capital expenditures;

(p) enter into any new line of business outside of the business currently conducted by Acquiror as of the date of this Agreement;

(q) voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Acquiror and Merger Sub and their assets and properties; or

(r) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require Acquiror to obtain consent from the Company to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.02 shall give to the Company, directly or indirectly, the right to control Acquiror prior to the Closing Date. In addition, notwithstanding anything to the contrary in this Section 6.02, nothing in this Agreement shall prohibit or restrict Acquiror from extending, in accordance with the Acquiror Organizational Documents and the Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of the Company shall be required in connection therewith; provided that Acquiror shall provide to the Company drafts of all material documents related to an Extension and shall consider in good faith all reasonable comments to such documents provided by the Company. During the Interim Period, each of Acquiror and Merger Sub shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations.

6.03 Waiver of Claims Against Trust Account. Reference is made to the final prospectus of Acquiror, dated as of March 1, 2021 and filed with the SEC (File No. 333-252891) on March 3, 2021 (the “Prospectus”). The Company hereby represents and warrants that it has read the Prospectus and understands that Acquiror has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Acquiror’s public stockholders (including overallotment shares acquired by Acquiror’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, Acquiror may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Acquiror Common Stock in connection with the consummation of Acquiror’s initial Business Combination or in connection with an Extension, (b) to the Public Stockholders if Acquiror fails to consummate a Business Combination by December 4, 2023, subject to an Extension, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes or (d) to Acquiror after or concurrently with the consummation of a Business Combination. For and in consideration of Acquiror entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its controlled affiliates that, notwithstanding anything to the contrary in this Agreement, except as described in the preceding clause (d), neither the Company nor any of its controlled affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Acquiror or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Company or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Acquiror or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any Released Claim (including for an alleged breach of this Agreement or any other agreement with Acquiror or its affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its affiliates to induce Acquiror to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its controlled affiliates under applicable law. To the extent the Company or any of its controlled affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any Released Claim, which proceeding seeks, in whole or in part, monetary relief against Acquiror or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its controlled affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.01 No Solicitation.

(a) During the Interim Period, the Company shall not, and shall cause the Company Subsidiaries not to and shall direct its and their respective Representatives acting on its or their behalf not to, directly or indirectly, (i) enter into, solicit, initiate, facilitate, encourage or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of material assets of the Company and its Subsidiaries taken as a whole or any of the Company’s outstanding capital stock or other equity securities of the Company or any conversion, consolidation, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries other than with Acquiror and its Representatives (an “Alternative Transaction”), (ii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction, (iv) approve, endorse, recommend, execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or any proposal or offer that could reasonably be expected to lead to an Alternative Transaction, (v) commence, continue or renew any due diligence investigation regarding any Alternative Transaction, or (vi) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives acting on its behalf to take any such action. The Company shall, and shall cause the Company Subsidiaries to and shall direct its and their respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. The Company will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date hereof.

(b) The Company shall notify Acquiror promptly in writing (but in no event later than twenty-four (24) hours) after receipt by the Company, any of the Company Subsidiaries or any of their respective Representatives of any inquiry or proposal with respect to an Alternative Transaction, any inquiry that would reasonably be expected to lead to an Alternative Transaction or any request for non-public information relating to the Company or any of the Company Subsidiaries or for access to the business, properties, assets, personnel, books or records of the Company or any of the Company Subsidiaries by any third party. In such notice, the Company shall identify the third party making any such inquiry, proposal, indication or request with respect to an Alternative Transaction and provide the details of the material terms and conditions of any such inquiry, proposal, indication or request. The Company shall keep Acquiror informed, on a reasonably current and prompt basis, of the status and material terms of any such inquiry, proposal, indication or request with respect to an Alternative Transaction, including the material terms and conditions thereof, any material amendments or proposed amendments.

(c) If the Company or any of the Company Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction during the Interim Period, then the Company shall promptly (and in no event later than twenty-four (24) hours after the Company becomes aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the Alternative Transaction that prohibits them from considering such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 7.01 by the Company or any of the Company Subsidiaries or its or their respective Affiliates or Representatives shall be deemed to be a breach of this Section 7.01 by the Company.

(d) During the Interim Period, each of Acquiror and Merger Sub shall not, and shall direct their respective Representatives acting on their behalf not to, directly or indirectly, (i) enter into, solicit, initiate, knowingly facilitate, knowingly encourage or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any merger, consolidation, or acquisition of stock or assets or any other business combination involving Acquiror and any other corporation, partnership or other business organization other than the Company and Company Subsidiaries (an “Acquiror Alternative Transaction”), (ii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquiror Alternative Transaction, (iii) approve, endorse, recommend, execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Acquiror Alternative Transaction or any proposal or offer that could reasonably be expected to lead to an Acquiror Alternative Transaction, (iv) commence, continue or renew any due diligence investigation regarding any Acquiror Alternative Transaction, or (v) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives acting on its behalf to take any such action. Each of Acquiror and Merger Sub shall, and shall direct their respective Affiliates and Representatives acting on their behalf to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Acquiror Alternative Transaction. The parties agree that any violation of the restrictions set forth in this Section 7.01 by Acquiror or Merger Sub or their respective Affiliates or Representatives shall be deemed to be a breach of this Section 7.01 by Acquiror and Merger Sub.

(e) Acquiror shall notify the Company promptly in writing (but in no event later than twenty-four (24) hours) after receipt by Acquiror or any of its Representatives of any inquiry or proposal with respect to an Acquiror Alternative Transaction, any inquiry that would reasonably be expected to lead to an Acquiror Alternative Transaction or any request for non-public information relating to Acquiror or for access to the business, properties, assets, personnel, books or records of Acquiror by any third party. In such notice, Acquiror shall identify the third party making any such inquiry, proposal, indication or request with respect to an Acquiror Alternative Transaction and provide the details of the material terms and conditions of any such inquiry, proposal, indication or request. Acquiror shall keep the Company informed, on a reasonably current and prompt basis, of the status and material terms of any such inquiry, proposal, indication or request with respect to an Acquiror Alternative Transaction, including the material terms and conditions thereof any material amendments or proposed amendments.

7.02 Registration Statement; Proxy Statement.

(a) As promptly as practicable after the date hereof, Acquiror (with the assistance and cooperation of the Company as reasonably requested by the Acquiror) shall prepare and Acquiror shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of Acquiror Common Stock to be issued to the stockholders of the Company pursuant to this Agreement, which shall include a prospectus containing a proxy statement in preliminary form (as amended or supplemented, the “Proxy Statement”) relating to the extraordinary general meeting of Acquiror (including any adjournment or postponement thereof, the “Acquiror General Meeting”) to be held to consider (A) approval and adoption of this Agreement, the Domestication and the Merger, (B) approval of the issuance of shares of Acquiror Common Stock as contemplated by this Agreement, (C) approval of the Acquiror Certificate of Incorporation and the Acquiror Bylaws, (D) the election of the individuals to be identified by the Company and Acquiror following the date of this Agreement, but prior to the effectiveness of the Registration Statement, to serve as members of the Acquiror Board in accordance with Section 7.15, (E) approval and adoption of an equity compensation plan, in form and substance reasonably satisfactory to the parties hereto (the “Omnibus Incentive Plan”), which shall provide for (1) an initial number of shares of Acquiror Common Stock reserved for issuance thereunder equal to five percent (5%) of the shares of Acquiror Common Stock outstanding as of immediately after the Effective Time (after taking into account the issuance of shares of Acquiror Common Stock under this Agreement and the redemptions of Acquiror Common Stock pursuant to the Redemption Rights) calculated on fully-diluted and outstanding basis (the “EIP Initial Share Reserve”) and (2) an automatic annual “evergreen” increase to such share reserve to be mutually agreed by the parties hereto prior to the initial filing of the Registration Statement (such proposal, the “Omnibus Incentive Plan Proposal”), (F) any other proposals the parties deem necessary to effectuate the Merger and (G) adjournment of the Acquiror General Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (clauses (A), (B), (C) and (F) collectively, the “Required Acquiror Proposals,” and together with clauses (D), (E), and (G), the “Acquiror Proposals”). Each of the Company and Acquiror shall furnish all information concerning such party as the other party may reasonably request in connection with such actions and the preparation of the Merger Materials. Acquiror and the Company each shall use their reasonable best efforts to (w) cause the Registration Statement, when filed with the SEC, to comply in all material respects with all legal requirements applicable thereto, (x) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Merger Materials, (y) cause the Registration Statement to be declared effective as promptly as practicable and (z) keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, each of the Company and Acquiror shall take all actions necessary to cause the Merger Materials to be mailed to their respective stockholders or shareholders, as applicable, as of the applicable record date as promptly as practicable (and in any event within three (3) Business Days) following the date upon which the Registration Statement becomes effective. Each of the Company and Acquiror shall otherwise reasonably assist and cooperate with the other party in the preparation of the Merger Materials and the resolution of any comments received from the SEC. In furtherance of the foregoing, the Company (i) agrees to promptly provide Acquiror with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Acquiror for inclusion in the Merger Materials and (ii) shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Acquiror and its counsel in connection with the drafting of the Merger Materials and to respond in a timely manner to comments on the Merger Materials from the SEC. For purposes of this Agreement, the term “Merger Materials” means the Registration Statement, including the prospectus forming a part thereof, the Proxy Statement, and any amendments thereto.

(b) No filing of, or amendment or supplement to the Merger Materials will be made by Acquiror or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). Acquiror and the Company will each advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification of the Acquiror Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Merger Materials or comments thereon and responses thereto or requests by the SEC for additional information and shall, as promptly as practicable after receipt thereof, supply the other party with copies of all written correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, or, if not in writing, a description of such communication, with respect to the Merger Materials or the Merger. No response to any comments from the SEC or the staff of the SEC relating to the Merger Materials will be made by Acquiror or the Company without the prior consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed) and without providing the other party a reasonable opportunity to review and comment thereon unless pursuant to a telephone call initiated by the SEC.

(c) Acquiror represents that the information supplied by Acquiror for inclusion in the Merger Materials shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Merger Materials are mailed to its shareholders, (iii) the time of the Acquiror General Meeting and (iv) at the Effective Time, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective

Time, any event or circumstance relating to Acquiror or Merger Sub, or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment or a supplement to the Merger Materials, Acquiror shall promptly inform the Company.

(d) The Company represents that the information supplied by the Company for inclusion in the Merger Materials shall not, at (i) the time the Registration Statement is declared effective, (ii) the time Merger Materials are mailed to its stockholders, (iii) the time of the Acquiror General Meeting and (iv) at the Effective Time, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Merger Materials, the Company shall promptly inform Acquiror.

7.03 Consent Solicitation; Written Consent; Lock-Up Agreements; Company Change in Recommendation.

(a) As promptly as practicable following the date upon which the Registration Statement becomes effective, and no later than two (2) Business Days following such date, the Company shall send a consent solicitation statement to each Company Stockholder (the “Consent Solicitation Statement”) and solicit a written consent in a form reviewed and approved by Acquiror in advance (which shall not be unreasonably withheld, conditioned or delayed) (the “Written Consent”) from each Company Stockholder to approve, by the requisite consent of the Company Stockholders pursuant to the Section 17-16-704 of the WBCA, the Company Articles of Incorporation and bylaws of the Company (the “Requisite Company Stockholder Approval”), this Agreement, the Merger and the other Transactions. In connection therewith, prior to the date upon which the Registration Statement becomes effective, the Company Board shall set a record date for determining the stockholders of the Company entitled to provide such Written Consent. The Company shall use reasonable best efforts to cause each Key Company Stockholder and each such other Company Stockholder necessary to obtain the Requisite Company Stockholder Approval to duly execute and deliver the Written Consent in respect of the shares of Company Stock beneficially owned by the Key Company Stockholders and such other Company Stockholders in accordance with Section 17-16-704 of the WBCA within two (2) Business Days of the Registration Statement becoming effective, including by taking all action necessary to enforce the Stockholder Support Agreements. As promptly as practicable following the execution and delivery of the Written Consent by the Key Company Stockholders and such other Company Stockholders to the Company, the Company shall deliver to Acquiror a copy of such Written Consent in accordance with Section 10.01. Promptly following the receipt of the Requisite Company Stockholder Approval via the Written Consent and delivery to Acquiror of a copy of such Written Consent in accordance with Section 10.01, the Company will prepare (subject to the reasonable approval of Acquiror) and deliver to the stockholders of the Company who have not executed and delivered the Written Consent the notice required by Section 17-16-704(f) of the WBCA and include a description of the appraisal rights of the stockholders of the Company available under Article 13 of the WBCA along with such other information as is required thereunder and pursuant to applicable Law. If any Key Company Stockholder or any other Company Stockholder necessary to obtain the Requisite Company Stockholder Approval fails to deliver the Written Consent to the Company within two (2) Business Days of the Registration Statement becoming effective (a “Written Consent Failure”), Acquiror shall have the right to terminate this Agreement as set forth in Section 9.01.

(b) During the Interim Period, the Company shall use commercially reasonable efforts to cause each Company Stockholder not listed on Section 1.01(a) of the Company Disclosure Schedule to enter into and duly execute the Lock-Up Agreement.

(c) The Consent Solicitation Statement shall include the Company Recommendation. Neither the Company Board nor any committee thereof shall: (i) withdraw, modify, amend or qualify (or propose to withdraw, modify, amend or qualify publicly) the Company Recommendation, or fail to include the Company Recommendation in the Consent Solicitation Statement; (ii) approve, recommend or declare advisable (or publicly propose to do so) any Alternative Transaction; (iii) fail to publicly announce, within three (3) Business Days after a tender offer or exchange offer relating to the equity securities of the Company shall have been commenced by any third party other than Acquiror and its Affiliates, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer (for the avoidance of doubt, the taking of no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to publicly announce that the Company Board recommends rejection of such tender or exchange offer); or (iv) if requested by Acquiror, fail to issue, within three (3) Business Days after an Alternative Transaction (other than any tender offer or exchange offer) is publicly announced, a press release reaffirming the Company Recommendation (any action described in clauses (i) through (iv) being referred to as a “Company Change in Recommendation”).

(d) Notwithstanding (i) any Company Change in Recommendation, (ii) the making of any inquiry or proposal with respect to an Alternative Transaction or (iii) anything to the contrary contained herein, unless this Agreement has been earlier validly terminated in accordance with Section 9.01, (A) in no event shall the Company or any of the Company Subsidiaries execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or terminate this Agreement in connection therewith and (B) the Company shall otherwise remain subject to the terms of this Agreement, including the Company’s obligation to use reasonable best efforts to cause each Key Company Stockholder and each such other Company Stockholder necessary to obtain the Requisite Company Stockholder Approval to duly execute and deliver the Written Consent and to otherwise solicit the Requisite Company Stockholder Approval in accordance with Section 7.03(a).

7.04 Acquiror General Meeting; Merger Sub Stockholder’s Approval.

(a) Acquiror shall call and hold the Acquiror General Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the Acquiror Proposals; provided that Acquiror may postpone or adjourn the Acquiror General Meeting on one or more occasions for up to thirty (30) days in the aggregate upon the good faith determination by the Acquiror Board that such postponement or adjournment is reasonably necessary to solicit additional proxies to obtain approval of the Acquiror Proposals or otherwise take actions consistent with Acquiror’s obligations pursuant to Section 7.08. Acquiror shall use its reasonable best efforts to obtain the approval of the Acquiror Proposals at the Acquiror General Meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the Acquiror Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its shareholders, subject to the right of Acquiror to make an Acquiror Change in Recommendation pursuant to this Section 7.04(a). The Acquiror Board shall recommend to its shareholders that they approve the Acquiror Proposals (the “Acquiror Recommendation”) and shall include the Acquiror Recommendation in the Proxy Statement. Neither the Acquiror Board nor any committee thereof shall: (i) withdraw, modify, amend or qualify (or propose to withdraw, modify, amend or qualify publicly) the Acquiror Recommendation, or fail to include the Acquiror Recommendation in the Proxy Statement; or (ii) approve, recommend or declare advisable (or publicly propose to do so) any Acquiror Alternative Transaction (any action described in clauses (i) through (ii) being referred to as an “Acquiror Change in Recommendation”). Notwithstanding the foregoing, if the Acquiror Board, after consultation with its outside legal counsel, determines in good faith that failure to effect an Acquiror Change in Recommendation would be reasonably likely to be inconsistent with its fiduciary duties to the Acquiror under applicable Law, then the Acquiror Board may effect an Acquiror Change in Recommendation so long as Acquiror (to the extent lawful and reasonably practicable) first provides the Company with at least forty-eight (48) hours advance written notice of such withdrawal or modification.

(b) Notwithstanding (i) any Acquiror Change in Recommendation, (ii) the making of any inquiry or proposal with respect to an Acquiror Alternative Transaction or (iii) anything to the contrary contained herein, unless this Agreement has been earlier validly terminated in accordance with Section 9.01, (A) in no event shall Acquiror or Merger Sub execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Acquiror Alternative Transaction or terminate this Agreement in connection therewith and (B) Acquiror and Merger Sub shall otherwise remain subject to the terms of this Agreement, including Acquiror’s obligation to use reasonable best efforts to obtain the approval of the Acquiror Proposals at the Acquiror General Meeting in accordance with Section 7.04(a).

(c) Promptly following the execution of this Agreement, Acquiror shall approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement, as the sole stockholder of Merger Sub.

7.05 Access to Information; Confidentiality.

(a) During the Interim Period, the Company and Acquiror shall (and shall cause their respective Subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its Subsidiaries as the other party or its Representatives may reasonably request.

Notwithstanding the foregoing, neither the Company nor Acquiror shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section 7.05 shall be kept confidential in accordance with the non-disclosure agreement, dated February 2, 2023 (the “Confidentiality Agreement”), between Acquiror and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such Tax advisor as is reasonably necessary such Tax treatment and Tax structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case, in accordance with the Confidentiality Agreement.

7.06 Directors’ and Officers’ Indemnification.

(a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, exculpation, advancement or expense reimbursement than are set forth in the Company Articles of Incorporation or the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. Acquiror further agrees that with respect to the provisions of the charter, bylaws or limited liability company agreements of the Company Subsidiaries relating to indemnification, exculpation, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law. For a period of six (6) years from the Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director and officer of the Company or any Company Subsidiary against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Company Articles of Incorporation or the bylaws of the Company, the charter, bylaws or limited liability company agreements of the Company Subsidiary, or any indemnification agreement in effect on the date of this Agreement to indemnify or exculpate such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(b) After the Domestication, the Acquiror Organizational Documents shall contain provisions no less favorable with respect to indemnification, exculpation, advancement or expense reimbursement than are set forth as of the date hereof in the Acquiror Organizational Documents and the Merger Sub Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of Acquiror, unless such modification shall be required by applicable Law. Acquiror further agrees that with respect to the provisions of the Acquiror Organizational Documents as of the date hereof relating to indemnification, exculpation, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of Acquiror, unless such modification shall be required by applicable Law. For a period of six (6) years from the Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director and officer of Acquiror against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Acquiror would have been permitted under applicable Law, the Acquiror Organizational Documents or the Merger Sub Organizational Documents, or any indemnification agreement in effect on the date of this Agreement to indemnify or exculpate such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(c) Prior to the Effective Time, the Company shall purchase a prepaid “tail” policy (a “Company Tail Policy”) with respect to the Company’s current directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the Company be required to pay an annual premium for such insurance in excess of 350% of the aggregate annual premium currently payable by the Company for such insurance policy for the year ended December 31, 2023 (the “Company Maximum Annual Premium”). Acquiror will be responsible for maintaining such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy, Company will instead obtain as much comparable insurance as possible for an annual premium equal to the Company Maximum Annual Premium.

(d) Prior to the Effective Time, the Acquiror shall purchase a prepaid “tail” policy (a “Acquiror Tail Policy”) with respect to the Acquiror’s current directors’ and officers’ liability insurance from an insurance carrier with the same or better credit rating as the Acquiror’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed 350% of the aggregate annual premium currently payable by Acquiror for such insurance policy for the year ended December 31, 2023 (the “Acquiror Maximum Annual Premium”). Acquiror will maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder. If the Acquiror is unable to obtain the “tail” policy for an amount less than or equal to the Acquiror Maximum Annual Premium, Acquiror will instead obtain as much comparable insurance as possible for an annual premium equal to the Acquiror Maximum Annual Premium.

(e) With respect to any claims that may be made under the Company Tail Policy or the or the Acquiror Tail Policy, (i) prior to the Effective Time, Acquiror and the Company shall reasonably cooperate with the other party as reasonably requested by such other party, and (ii) after the Effective Time, Acquiror shall reasonably cooperate with any person insured by such policies as reasonably requested by such person.

(f) On the Closing Date, to the extent not already entered into, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Closing directors and officers of Acquiror, which indemnification agreements shall continue to be effective following the Closing. For the avoidance of doubt, the indemnification agreements with the pre-Closing directors and officers of Acquiror in effect as of the date hereof and listed on Section 7.06(f) of the Acquiror Disclosure Schedule shall continue to be effective following the Closing, and Acquiror shall continue to honor its obligations thereunder.

7.07 Notification of Certain Reserved Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of any event which a party hereto becomes aware of during the Interim Period the occurrence or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.

7.08 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including using its reasonable best efforts to make all filings with, respond to questions from, obtain all permits, consents, approvals, authorizations, qualifications and orders of, provide all required notifications to, and cause the expiration or termination of waiting periods required by, Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b) During the Interim Period, each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. During the Interim Period, no party to this Agreement shall agree to participate in any meeting, video or telephone conference, or other communications with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting, conference or other communication. Subject to the terms of the Confidentiality Agreement, during the Interim Period, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby that were made during the Interim Period. During the Interim Period, no party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

7.09 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Acquiror and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq, each of Acquiror and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements (including through social media platforms) with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement (including through social media platforms) without the prior written consent of the other party. Furthermore, nothing contained in this Section 7.09 shall prevent Acquiror or the Company or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 7.09.

7.10 Listing. Acquiror will use its reasonable best efforts to cause the Acquiror Common Stock issued in connection with the Transactions to be approved for listing on Nasdaq at the Closing. During the Interim Period, Acquiror shall use its reasonable best efforts to keep the Acquiror Units, Acquiror Class A Ordinary Shares and Acquiror Warrants listed for trading on the Nasdaq.

7.11 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and with respect to the HSR Act make any required filings no later than ten (10) Business Days after the date of this Agreement. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable.

(b) Acquiror and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications (with the exception of the filings, if any, submitted under the HSR Act); (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or video or telephonic conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give the other the opportunity to attend and participate in such in person, video or telephonic meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any in person, video or telephonic meetings or conferences, the other shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Authority; provided, that materials required to be provided pursuant to this Section 7.11(b) may be restricted to outside counsel and may be redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements, confidentiality obligations, or applicable Law, and (C) as necessary to protect against waiver of attorney-client privilege or other privilege due to disclosure.

(c) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.11 shall require the Company, the Acquiror or any of their respective Affiliates, to take any action, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of the Company, the Acquiror or their respective Affiliates, or investment of the Company, the Acquiror or their respective Affiliates, or any interests therein.

7.12 Trust Account. As of the Effective Time, the obligations of Acquiror to wind up and liquidate the assets of Acquiror within a specified time period as contained in the Acquiror Charter will be terminated and Acquiror shall have no obligation whatsoever to wind up and liquidate the assets of Acquiror by reason of the consummation of the Merger or otherwise, and no shareholder of Acquiror shall be entitled to receive any amount from the Trust Account; provided that the foregoing shall not modify or restrict the obligations of Acquiror to consummate the redemption of any shares of Acquiror Common Stock pursuant to a valid exercise of Redemption Rights prior to the Effective Time in accordance with the Acquiror Organizational Documents. At least forty-eight (48) hours prior to the Effective Time, Acquiror shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account, other than funds required to be paid from the Trust Account to shareholders of Acquiror that delivered a valid exercise of Redemption Rights prior to the Effective Time in accordance with the Acquiror Organizational Documents, to Acquiror to be held as available cash for immediate use on the balance sheet of Acquiror, and to be used (a) to pay the unpaid Acquiror Transaction Costs and unpaid Company Transaction Costs in connection with this Agreement and the Transactions and (b) thereafter, for working capital and other general corporate purposes of the business following the Closing, and thereafter Acquiror shall cause the Trust Account and the Trust Agreement to terminate.

7.13 Tax Matters.

(a) This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). The parties shall file all Tax Returns consistent with, and take no Tax position inconsistent with (whether in audits, Tax Returns or otherwise), the Intended Tax Treatment unless required to do so pursuant to applicable Law.

(b) If Acquiror and the Company jointly determine, after consultation with their respective tax advisers, that an alternative transaction structure is necessary to preserve the Intended Tax Treatment with respect to the Merger, the parties shall consider such an alternative transaction structure, including the following alternative transaction steps (such steps, the “Alternative Transaction Structure”): (i) Acquiror shall form a Delaware limited liability company using a name reasonably acceptable to Acquiror and the Company (the “Merger Sub II”), wholly owned by Acquiror and treated as an entity disregarded from its owner for U.S. federal income tax purposes, (ii) Merger Sub shall merge with and into the Company pursuant to the provisions of this Agreement, with the Company surviving as the Surviving Corporation (the “First Merger”), and (iii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”, and such merger, the “Second Merger”) in a single integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321; provided that (x) no Alternative Transaction Structure shall result in the payment of different consideration to the Company Stockholders than the consideration otherwise set forth in this Agreement and (y) neither Acquiror nor the Company shall be required to effect the Alternative Transaction Structure or any other transaction structure other than the Merger.

(c) For the avoidance of doubt, no party (or its respective Affiliates and owners) shall be required to satisfy its obligations pursuant to this Section 7.13 by altering the consideration payable pursuant to Article III.

(d) If, in connection with the preparation and filing of the Registration Statement, the SEC requests or requires that a tax opinion or tax disclosure be provided in such connection, Acquiror and the Company shall use commercially reasonable efforts to deliver to Cooley LLP and Klehr Harrison Harvey Branzburg LLP, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement, and, if required, Cooley LLP shall furnish an opinion, subject to customary assumptions and limitations, with respect to the Intended Tax Treatment as it applies to the Domestication and with respect to the material U.S. federal income tax consequences of the exercise of the Redemption Rights and, if required, Klehr Harrison Harvey Branzburg LLP shall furnish an opinion, subject to customary assumptions and limitations, with respect to the Intended Tax Treatment as it applies to the Tax-Free Reorganization or the Merger.

(e) Each of the Acquiror and the Company shall (and shall cause their respective Subsidiaries to) use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by Acquiror or the Company, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such commercially reasonable efforts shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder before and after the Effective Time.

7.14 Section 16 Matters. Prior to the Effective Time, each of the Company and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of shares of the Company Stock or acquisitions of Acquiror Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.15 Directors and Officers. The parties shall take all necessary actions to cause the Acquiror Board as of immediately following the Closing to consist of eight (8) directors, consisting of (i) the Chief Executive Officer of the Company as of immediately following the Closing, (ii) two (2) individuals designated by the Sponsor (the “Sponsor Designees”), which Sponsor Designees may be changed by Sponsor subject to the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), (iii) two (2) individuals designated by the Company Board (the “Company Designees”), each of which Company Designees may be changed by the Company Board in consultation with Acquiror no later than fourteen (14) days prior to the effectiveness of the Registration Statement, and (iv) three (3) individuals designated by mutual agreement of the Sponsor and the Company Board, each of whom will qualify as independent directors under the rules of Nasdaq, it being understood that the parties shall ensure that a majority of the members of the Acquiror Board as of immediately following the Closing qualifies as independent directors under the rules of Nasdaq.

7.16 FIRPTA Tax Certificates. At or prior to the Closing, the Company shall deliver to Acquiror in a form reasonably acceptable to Acquiror, a properly executed certification that shares of Company Common Stock are not “United States real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which shall be filed by Acquiror with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

7.17 Domestication. Subject to receipt of approval by holders of shares of Acquiror Common Stock in accordance with Section 5.10(b), prior to the Effective Time, Acquiror shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State the Certificate of Domestication with respect to the Domestication, in each case, in accordance with the provisions thereof and applicable Law, (b) adopting the Acquiror Bylaws, (c) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the Domestication, (d) obtaining a certificate of de-registration from the Cayman Registrar and (e) taking any other actions necessary in connection therewith.

7.18 Related Party Statements. Prior to the Closing, the Company shall have terminated, or cause to be terminated, all Interested Party Agreements and Side Letter Agreements and any other contracts between the Company and any of its directors, officers or holder of more than ten percent (10%) of the Company Stock (assuming the full conversion or exercise of all securities of the Company held by such person), or any immediate family member of any of the foregoing (whether directly or indirectly through an affiliate of such person) or that would otherwise be required to be disclosed pursuant to Item 404 of Regulation S-K without any liability to the Company, other than ordinary course agreements relating to director and employee compensation and benefits.

7.19 Transaction Litigation. During the Interim Period, Acquiror, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder or stockholder (as applicable) demands or other shareholder or stockholder actions (including derivative claims) relating to this Agreement, any Ancillary Agreements or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Acquiror, Acquiror or any of its respective Representatives (in their capacity as a Representative of Acquiror) or, in the case of the Company, the Company or any of its Representatives (in their capacity as a Representative of the Company). Acquiror and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, and (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation.

7.20 Required Company Permits. The Company shall use reasonable best efforts to, and shall cause the Company Subsidiaries to use reasonable best efforts to, obtain the Company Permits necessary for each of the Company and the Company Subsidiaries to carry on its business in all respects as it is proposed to be conducted as of the date of this Agreement, including, but not limited to, the Company Permits listed on Section 4.06(b) of the Company Disclosure Schedule (collectively, the “Required Company Permits”). Subject to applicable Law regarding the sharing of information, Acquiror shall have the right to review in advance and, to the extent reasonably practicable, the Company and Acquiror shall consult with the other on any application or filing related to a Required Company Permit. The Company may not withdraw any applications or filings for any Company Permit pending as of the date of this Agreement that would reasonably be expected to be material to the business of the Company and the Company Subsidiaries taken as a whole.

7.21 Additional Financing. Acquiror and the Company may jointly agree for Acquiror to enter into, on terms and conditions mutually acceptable to Acquiror and the Company, agreements to sell to any other person in a private placement additional shares of Acquiror Common Stock (i) that have the same rights, privileges and preferences as the shares of Acquiror Common Stock to be issued to the stockholders of the Company pursuant to the terms of this Agreement and (ii) at a price per share not less than $10.00 (such additional private placement, the “PIPE Financing”). In addition, Acquiror, the Sponsor and the Company may jointly agree for Acquiror and the Sponsor to enter into, on terms and conditions mutually acceptable to Acquiror, the Sponsor and the Company, agreements to incentivize holders of Acquiror Common Stock to agree to not exercise, or unwind their exercise of, their Redemption Rights with respect to their Acquiror Common Stock, including by way of the Sponsor’s voluntary forfeiture of up to 1,000,000 of its shares of Acquiror Founders Stock outstanding as of the date hereof (each such holder of Acquiror Common Stock, a “Non-redeeming Stockholder”, and the cash proceeds that remain in the Trust Account with respect the Non-redeeming Stockholders, together with the cash proceeds from the PIPE Financing, the “Additional Financing”). If required by financial advisors in connection with any Additional Financing, the Company shall cause its auditors and outside legal counsel to deliver comfort letters and/or negative assurance letters upon request by such financial advisors.

7.22 Financial Statements. During the Interim Period, the Company shall deliver to Acquiror and any of the Company’s and Acquiror’s financial advisors, within (i) fifteen (15) days following the end of any month, the unaudited consolidated balance sheet of the Company as of the end of such month, and the related unaudited consolidated statements of operations, cash flows and stockholders’ equity for such monthly period, setting forth in each case comparisons to the Company’s monthly budget and to the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of footnote disclosures and to normal year-end adjustments) and (ii) thirty (30) days following the end of any fiscal quarter, the consolidated balance sheet of the Company as of the end of such quarter, and the related consolidated statements of operations, cash flows and stockholders’ equity for such period that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Acquiror with the SEC in connection with the transactions contemplated hereby, and which, in the case of any of the foregoing that is audited, shall in each case be audited in accordance with the standards of the PCAOB.

7.23 280G Matters. To the extent applicable, prior to the Closing Date, the Company shall (a) use commercially reasonable efforts to secure from any Person who is a “disqualified individual” (as defined in Section 280G of the Code), and who has a right to any payments and/ or benefits or potential right to any payments and/ or benefits in connection with the Merger that would reasonably be expected to constitute “parachute payments” pursuant to Section 280G of the Code, a waiver of such Person’s right to any such “parachute payments” to the extent required to avoid the imposition of Tax by virtue of the operation of Section 280G of the Code (the “Waived 280G Benefits”) and to accept in substitution therefor the right to receive such payments only if approved by the stockholders of the Company in a manner that complies with Section 280G of the Code and the regulations promulgated thereunder, and (b) submit to the stockholders of the Company, for approval or disapproval by such stockholders holding the number of shares of Company Stock required by the terms of Section 280G(b)(5)(B) of the Code and the regulations thereunder, the Waived 280G Benefits in a manner intended to provide that no such payments and benefits shall be deemed “parachute payments” under Section 280G of the Code and the regulations thereunder. The Company agrees that in the absence of such stockholder approval, no Waived 280G Benefits will be paid, received, or retained. Moreover, this Section 7.23 shall not apply to any contracts or arrangements (including any contracts or arrangements that provide for any equity or equity-based incentive awards) between Acquiror or any of its Affiliates and a disqualified individual unless such contracts or arrangements are provided to the Company at least ten (10) Business Days prior to the Closing Date. Acquiror shall cooperate with the Company in good faith to calculate or determine the value (for the purposes of Section 280G of the Code) of any payments or benefits granted or contemplated in any such contracts or arrangements that could constitute a “parachute payment” under Section 280G of the Code. Acquiror shall have the right to review and approve in advance (such approval not to be unreasonably conditioned, withheld or delayed) any distribution of the form of parachute payment waiver to a disqualified individual, any communication and disclosure to or consent from the applicable Company Stockholder relating to any parachute payments and the calculations related to the foregoing.

ARTICLE VIII

CONDITIONS TO THE MERGER

8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Acquiror and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions:

(a) Written Consent. The Written Consent, constituting the Requisite Company Stockholder Approval, shall have been delivered to Acquiror.

(b) Acquiror Shareholders’ Approval. The Required Acquiror Proposals shall have been approved and adopted by the requisite affirmative vote of the shareholders of Acquiror in accordance with the Proxy Statement, the Companies Act, the Acquiror Articles of Association and the rules and regulations of Nasdaq (the “Acquiror Shareholders Approval”).

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise enjoining or prohibiting consummation of the Transactions, including the Merger.

(d) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (and any extension thereof, or any timing agreements, understandings or commitments obtained by request or other action of the Antitrust Division of the U.S. Department of Justice or the U.S. Federal Trade Commission, as applicable) shall have expired or been terminated.

(e) Governmental Consents. All consents, approvals and authorizations set forth on Section 8.01(e) of the Company Disclosure Schedule shall have been obtained from and made with all applicable Governmental Authorities.

(f) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(g) Acquiror Net Tangible Assets. Acquiror shall have at least $5,000,001 of net tangible assets following the exercise of Redemption Rights in accordance with the Acquiror Organizational Documents.

(h) Domestication. The Domestication shall have been completed.

8.02 Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in (i) the first sentence of Section 4.01(a), Section 4.01(b), Section 4.03 (other than clauses (a), (b) and (c) thereof which are subject to clause (ii) below), Section 4.04 and Section 4.24 shall each be true and correct in all material respects (without giving effect to any “materiality” or similar qualifiers contained in any such representations and warranties) as of the date hereof and the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be so true and correct as of such specified date), (ii) Section 4.03(a), Section 4.03(b) and Section 4.03(c) shall be true and correct in all respects as of the date hereof and the Effective Time as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 6.01 and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than an immaterial additional cost, expense or liability to the Company, Acquiror, Merger Sub or their respective Affiliates and (iii) the other provisions of Article IV shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Material Adverse Effect. Since the date hereof, there shall not have occurred any Company Material Adverse Effect that is continuing on the Closing Date.

(d) Officer Certificate. The Company shall have delivered to Acquiror a certificate, dated as of the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c).

(e) Exclusive Reseller Agreement and Subscription Agreement. Each of the Exclusive Reseller Agreement and the Subscription Agreement shall remain in full force and effect and shall not have been revoked, rescinded, or otherwise repudiated by the respective signatories thereto, and the transactions thereunder contemplated to be consummated prior to the Closing shall have been consummated.

(f) FIRPTA Tax Certificate. The Company shall have delivered the documents set forth in Section 7.16.

8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub contained in (i) the first sentence of Section 5.01, Section 5.03 (other than clauses (a), (b) and (e) thereof which are subject to clause (ii) below), Section 5.04 and Section 5.12 shall each be true and correct in all material respects (without giving effect to any “materiality” or similar qualifiers contained in any such representations and warranties) as of the date hereof and the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be so true and correct as of such specified date), (ii) Section 5.03(a), Section 5.03(b) and Section 5.03(e) shall be true and correct in all respects as of the date hereof and the Effective Time as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 6.02 and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than an immaterial additional cost, expense or liability to the Company, Acquiror, Merger Sub or their respective Affiliates and (iii) the other provisions of Article V shall be true and correct in all respects (without giving effect to any “materiality,” “Acquiror Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(b) Agreements and Covenants. Acquiror and Merger Sub shall have performed or complied in all material respects with all other agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. Acquiror shall have delivered to the Company a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Acquiror, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

(d) Listing. The shares of Acquiror Common Stock to be issued pursuant to this Agreement shall have been approved for listing on the Nasdaq, or another national securities exchange mutually agreed to by the parties, as of the Closing Date, subject only to official notice of issuance thereof.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or shareholders of Acquiror, as follows, in each case of clauses (b) through (i), by written notice by the terminating party to the non-terminating party:

(a) by mutual written consent of Acquiror and the Company;

(b) by either Acquiror or the Company if the Effective Time shall not have occurred prior to December 4, 2023 (the “Outside Date”); provided, however, that if an Extension occurs, the Outside Date will automatically be extended without any further action of the Parties to the earlier of (i) March 31, 2024 and (ii) the deadline by which Acquiror must complete its Business Combination in accordance with the Acquiror Organizational Documents after giving effect to the Extension; provided, further, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date;

(c) by either Acquiror or the Company if any Governmental Order has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions;

(d) by either Acquiror or the Company if any of the Required Acquiror Proposals shall fail to receive the requisite vote for approval at the Acquiror General Meeting (subject to any adjournment or postponement of such meeting);

(e) by Acquiror, in the event of a Written Consent Failure;

(f) by Acquiror upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) or 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that Acquiror has not waived such Terminating Company Breach and Acquiror and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, further, that, if such Terminating Company Breach is curable by the Company, Acquiror may not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Acquiror to the Company; or

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement, or if any representation or warranty of Acquiror or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) or 8.03(b) would not be satisfied (“Terminating Acquiror Breach”); provided that the Company has not waived such Terminating Acquiror Breach and the Company is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided, further, that, if such Terminating Acquiror Breach is curable by Acquiror and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as Acquiror and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Acquiror.

9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates, directors, officers employees or stockholders. Notwithstanding the foregoing, nothing herein shall limit the liability of any party for Fraud or Willful Breach of this Agreement committed by such party prior to such termination. The provisions of Section 6.03, Section 7.05(b), this Section 9.02, Section 9.03 and Article X (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

9.03 Expenses. Except as otherwise set forth in this Agreement or in any other contract entered into between the parties, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement, any Ancillary Agreement and the Transactions, including all fees of its legal counsel, financial advisers, accountants and other representatives or consultants; provided that, whether or not the Closing and the Effective Time occur, the Company and Acquiror shall each pay one-half (1/2) of the fees relating to all SEC and other regulatory filings (including those incurred in connection with the Proxy Statement, the Registration Statement and the Notification and Report Forms filed under the HSR Act and any other applicable Antitrust Law). Acquiror shall use commercially reasonable efforts to ensure unpaid Acquiror Transaction Costs as of the Closing do not exceed $20,000,000 in the aggregate (the “Acquiror Transaction Cost Cap”). If unpaid Acquiror Transaction Costs as of the Closing exceed the Acquiror Transaction Cost Cap, at the Effective Time, by virtue of the Merger and without any action on the part of any Person, the Sponsor shall automatically forfeit a number of shares of Acquiror Founders Stock, rounded down to the nearest share, equal to (i) the amount of the excess divided by (ii) the Company Per Share Valuation, and no consideration shall be paid with respect thereto.

9.04 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

9.05 Waiver. At any time prior to the Effective Time, (a) Acquiror may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of Acquiror or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of Acquiror or Merger Sub contained herein or in any document delivered by Acquiror or Merger Sub pursuant hereto and (iii) waive compliance with any agreement of Acquiror or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

ARTICLE X

GENERAL PROVISIONS

10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

If to Acquiror or Merger Sub:

DHC Acquisition Corp.

1900 West Kirkwood Blvd

Suite 1400B

Southlake, TX 76092

Attention: Christopher Gaertner

Email: ********

with a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Yvan-Claude Pierre; Kevin Cooper; Peter Byrne

Email: ********; ********; ********

If to the Company:

Brand Engagement Network Inc.

145 E. Snow King Ave – PO Box 1045

Jackson, WY 83001

Attention: Michael Zacharski, James D. Henderson, Jr.

Email: ********; ********

with copies to:

Klehr Harrison Harvey Branzburg LLP

1835 Market Street, Suite 1400

Philadelphia, PA 19103

Attention: Matthew J. McDonald, William W. Matthews, III

Email: ********; ********

and

Haynes & Boone, LP

2323 Victory Ave Suite 700

Dallas, TX 75202

Attn: Matt Fry; David McCombs

Email: ********; ********

10.02 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.

10.03 No Other Representations; No Reliance.

(a) NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company nor any of its Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Acquiror and its Representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Acquiror or Merger Sub in executing, delivering and performing this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in Article IV as modified by the Company Disclosure Schedules. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company or its Representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Representative, and are not and shall not be deemed to be relied upon by Acquiror or Merger Sub in executing, delivering and performing this Agreement, the other Transaction Documents and the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in Article IV, in each case, as modified by the Company Disclosure Schedules. Except for the specific representations and warranties expressly made by the Company in Article IV, in each case, as modified by the Company Disclosure Schedules: (a) Acquiror acknowledges and agrees that: (i) neither the Company nor its Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Acquiror, Merger Sub or their respective representatives or made available to Acquiror and its representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of the Company or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article IV and subject to the limited remedies herein provided; (b) each of Acquiror and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company nor any other Person shall have any liability to Acquiror, Merger Sub or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company.

(b) NONE OF ACQUIROR, MERGER SUB NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO PARENT, MERGER SUB OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT AND THE ACQUIROR SEC REPORTS. Without limiting the generality of the foregoing, none of Acquiror, Merger Sub nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to Acquiror and Merger Sub made available to the Company and its Representatives, including due diligence materials, or in any presentation of the business of the Acquiror by management of the Acquiror or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company in executing, delivering and performing this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in Article V as modified by the Acquiror Disclosure Schedules and the Acquiror SEC Reports. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by Acquiror, Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of Acquiror and Merger Sub, and are not and shall not be deemed to be relied upon by the Company in executing, delivering and performing this Agreement, the other Transaction Documents and the transactions contemplated hereby or thereby, in each case, except for the representations and warranties set forth in Article V, in each case, as modified by the Acquiror Disclosure Schedules and the Acquiror SEC Reports. Except for the specific representations and warranties expressly made by Acquiror and Merger Sub in Article V, in each case as modified by the Acquiror Disclosure Schedules and Acquiror SEC Reports: (a) the Company acknowledges and agrees that: (i) none of the Acquiror nor any of its Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Acquiror, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Acquiror, the nature or extent of any liabilities of the Acquiror, the effectiveness or the success of any operations of the Acquiror or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Acquiror furnished to the Company or its Representatives or made available to the Company, and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of the Acquiror has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in Article V and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Acquiror has specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Acquiror nor any other Person shall have any liability to the Company or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Acquiror or the future business, operations or affairs of the Acquiror.

10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

10.05 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.05(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any party without the prior express written consent of the other parties hereto.

10.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

10.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State; provided that the Domestication shall be effected in accordance with both the DGCL and the Companies Act, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided that, if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court; provided, further, that the courts of the Cayman Islands shall have jurisdiction over the Domestication to the extent required by the Companies Act. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (c) any claim that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (d) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (e) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.08 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.08.

10.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10 Counterparts; Electronic Delivery. This Agreement and each other Transaction Document may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other party of a counterpart executed by a party shall be deemed to satisfy the requirements of this Section 10.10.

10.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

10.12 No Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement or the other Transaction Documents, (b) the negotiation, execution, or performance or non-performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), (c) any breach of this Agreement or (d) any failure of the Merger to be consummated, may be made only against (and such representations and warranties are those solely of) the persons that are expressly identified as parties to this Agreement or the applicable Transaction Document (the “Contracting Parties”) and not against any Nonparty Affiliate. In no event shall any Contracting Party have any shared or vicarious liability for the actions or omissions of any other person. No person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, financing source, attorney or Representative or assignee of any

Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, financing source, attorney or Representative or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any obligations or liabilities arising under, out of, in connection with, or related in any manner to the items in clauses (a) through (d) of this Section 10.12, except with respect to Willful Breach or Fraud against the person who committed such Willful Breach or Fraud, and, to the maximum extent permitted by applicable Law, and each party hereto waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. The parties acknowledge and agree that the Nonparty Affiliates are intended third-party beneficiaries of this Section 10.12.

[Signature Page Follows]

IN WITNESS WHEREOF, Acquiror, Merger Sub, the Company and the Sponsor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DHC ACQUISITION CORP.

By:	/s/ Christopher Gaertner
Name:	Christopher Gaertner
Title:	Co-Chief Executive Officer

BEN MERGER SUBSIDIARY CORP.

By:	/s/ Christopher Gaertner
Name:	Christopher Gaertner
Title:	President

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Tyler Luck
Name:	Tyler Luck
Title:	President

Solely with respect to Section 7.21 and Section 9.03

DHC SPONSOR, LLC

By:	/s/ Christopher Gaertner
Name:	Christopher Gaertner
Title:	Member

Signature Page to Business Combination Agreement and Plan of Reorganization

Exhibit A

Form of Stockholder Support Agreement

[Attached.]

FORM OF STOCKHOLDER SUPPORT AGREEMENT

THIS STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is dated as of September 7, 2023, by and among DHC ACQUISITION CORP, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“Acquiror”), [COMPANY STOCKHOLDER] (the “Company Stockholder”), and Brand Engagement Network Inc., a Wyoming corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of (i) shares of Company Stock and (ii) to the extent applicable, Company Warrants, each as set forth on Schedule I attached hereto (all such shares of Company Stock, together with any shares of Company Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Company Stockholder during the period from the date hereof through the Expiration Time (as defined below), including any shares of Company Stock acquired as in connection with the Company Warrant Settlement (if applicable), are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, BEN Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), the Company and, solely with respect to certain provisions thereto, DHC Sponsor, LLC, a Delaware limited liability company, have entered into a Business Combination Agreement and Plan of Reorganization, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned Subsidiary of Acquiror and Acquiror will change its name to Brand Engagement Network Inc. or such other name mutually agreed by Acquiror and the Company (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

STOCKHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. The Company Stockholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Company Stockholder shall be bound by and comply with Sections 7.01 (No Solicitation) and 7.09 (Public Announcement) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) the Company Stockholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 7.01 of the Business Combination Agreement also referred to the Company Stockholder.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 (Termination) thereof (the earlier of clauses (a) and (b), the “Expiration Time”), the Company Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement and Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any Transfer, other than pursuant to this Agreement and upon the written consent of Acquiror; provided, however, that the foregoing shall not prohibit Transfers (A) between the Company Stockholder and any of its affiliates (and any of the Company Stockholder’s and its affiliates’ respective executive officers and directors) or (B) in the case of an individual, by virtue of the laws of descent and distribution upon death of an individual or by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or one or more members of such individual’s immediate family, so long as, in each case of clauses (A) and (B), prior to and as a condition to the effectiveness of any such Transfer, such affiliate, director, officer, individual, trust or other person executes and delivers to Acquiror a written agreement or joinder, in form and substance reasonably acceptable to the Company and Acquiror, agreeing to be bound by this Agreement to the same extent as such Company Stockholder was with respect to such Subject Shares. Any action attempted to be taken in violation of the preceding sentence shall be null and void. The Company Stockholder agrees with, and covenants to, Acquiror and the Company that the Company Stockholder shall not request that the Company register the Transfer (by book-entry or otherwise) or any certificated or uncertificated interest representing any of the Subject Shares other than Transfers permitted by the foregoing proviso.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to the Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) the Company Stockholder purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Shares or (c) the Company Stockholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by the Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by the Company Stockholder as of the date hereof.

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Section 1.4 Stockholder Agreements(a) . Hereafter until the Expiration Time, the Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company Board or otherwise undertaken as contemplated by the Transactions, including in the Written Consent (which Written Consent shall be delivered within two (2) Business Days after the Registration Statement (as contemplated by the Business Combination Agreement) has been declared effective and has been delivered or otherwise made available to the stockholders of Acquiror and the Company), the Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and the Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter): (a) to approve and adopt the Business Combination Agreement, any ancillary agreements to the Business Combination Agreement, the Merger and the other Transactions; (b) in any other circumstances upon which a consent or other approval is required under the Company Certificate of Incorporation or otherwise sought with respect to the Business Combination Agreement, the Merger or the other Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of the Subject Shares held at such time in favor thereof; and (c) against and withhold consent with respect to (i) any merger, purchase of all or substantially all of the Company’s assets, scheme of arrangement, consolidation, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any shares of the Company, or other similar business combination transaction (other than the Business Combination Agreement, the Merger and the other Transactions), including any Alternative Transaction and (ii) any amendment to the Company’s organizational documents or other proposal or transaction involving the Company or any of its subsidiaries which would reasonably be likely to, in any material respect, impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or other ancillary agreement to the Business Combination Agreement, the Merger or the other Transactions, or change in any manner the voting rights of any class of the Company’s capital stock, other than an amendment to the Company’s organizational documents expressly permitted under the terms of the Business Combination Agreement or the Transactions. The Company Stockholder hereby agrees that it shall not commit in writing or agree in writing to take any action inconsistent with the foregoing.

Upon the failure of the Company Stockholder to timely provide its consent or vote its Subject Shares where required by, and in accordance with, this Section 1.4 pursuant to any action by written consent of the stockholders of the Company within the timeframe specified in this Section 1.4 or at any applicable meeting of the stockholders of the Company, the Company Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any designee thereof, and each of them individually, as the Company Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the Company Stockholder’s name, place and stead, to deliver any action by written consent of the stockholders of the Company

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concerning any of the matters specified in this Section 1.4 or attend any meeting of the stockholders of the Company concerning any of the matters specified in this Section 1.4, to include the Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company and to provide consent or vote the Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) in any action by written consent of the stockholders of the Company or at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.4. The Company Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement. The Company Stockholder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable and such proxies have been or are hereby revoked, other than the voting and other arrangements under the organizational documents of the Company.

Section 1.5 No Challenges. The Company Stockholder agrees not to voluntarily commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person directly and exclusively in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing in this Section 1.5 shall be deemed to prohibit the Company Stockholder from enforcing the Company Stockholder’s right to receive the Per Share Merger Consideration as provided in the Business Combination Agreement with respect to the Subject Shares and the Company Stockholder’s other rights under this Agreement and the other agreements entered into by the Company Stockholder in connection herewith.

Section 1.6 [Reserved].

Section 1.7 Registration Rights Agreement. The Company Stockholder will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Registration Rights Agreement.

Section 1.8 Further Assurances. The Company Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.9 No Inconsistent Agreement. The Company Stockholder hereby represents and covenants that the Company Stockholder has not entered into, and shall not enter into, any agreement, or amend or modify any existing agreement, that would restrict, limit or interfere with the performance of the Company Stockholder’s obligations hereunder.

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Section 1.10 Consent to Disclosure. The Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement and the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of the Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of the Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. The Company Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.11 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, the Company Stockholder is entering into this Agreement solely in the Company Stockholder’s capacity as record or beneficial owner of Subject Shares, and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other affiliate (including, for this purpose, any appointee or representative of the Company Stockholder to the board of directors of the Company) of the Company Stockholder, solely in his or her capacity as a director or officer of the Company (or a Company Subsidiary).

Section 1.12 Company Warrant Settlement. Notwithstanding anything to the contrary set forth in the Company Warrant, the Company Stockholder agrees that (i) prior to the Effective Time, each of the Company Stockholder’s Company Warrants shall be exercised in full on a cash or cashless basis or terminated without exercise, as applicable, in accordance with the terms of the applicable Company Warrant, and (ii) no such Company Warrant shall be assumed or continued by Acquiror or the Surviving Corporation in connection with the Merger or the other Transactions.

Section 1.13 General Waiver and Release. As partial consideration for the right to participate in the Merger as a stockholder of the Company and receive the Per Share Merger Consideration, the Company Stockholder, on behalf of itself and any of its heirs, executors, beneficiaries, administrators, equityholders, partners, trustees, successors, assigns and controlled Affiliates, as applicable (each, a “Releasor”), hereby forever, unconditionally and irrevocably acquits, remises, discharges and releases, effective as of the Closing, the Company and its respective Affiliates (including Acquiror, the Company and the Surviving Corporation, after the Closing), each of their respective officers, directors, equityholders, employees, partners, trustees and Representatives, and each predecessor, successor and assign of any of the foregoing (collectively, the “Company Released Parties”), from any and all claims, obligations, liabilities, charges, demands and causes of action of every kind and character, whether accrued or fixed, absolute or contingent, matured or unmatured, suspected or unsuspected or determined or determinable, and whether at law or in equity, which any Releasor now has, ever had or may have against or with the Company Released Parties, or any of them, in any capacity, whether directly or derivatively through another Person, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing, relating to the Company Stockholder’s relationship as an equityholder of, or service provider to, the Company (collectively, a “Claim”) and agrees not to bring or threaten to bring or otherwise join in any Action against the Company

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Released Parties, or any of them, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing relating to the Company Stockholder’s relationship as an equityholder of, or service provider to, the Company (including, for the avoidance of doubt, any Claim or Action alleging that the Company Stockholder holds any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company other than as set forth in Schedule I (except for any such equity securities hereafter acquired by the Company Stockholder during the period from the date hereof through the Expiration Time without any breach of Section 6.01(b) of the Business Combination Agreement)); provided, however, that to the extent applicable to each Releasor, the claims, obligations, liabilities, charges, demands and causes of action released pursuant to this Section 1.13 (collectively, the “Released Claims”) does not apply to the following: (i) regular salary and vacation that is accrued and earned but unpaid by the Company at the Closing; (ii) any unreimbursed travel or other expenses and advances that are reimbursable under the current policies of the Company; (iii) any benefits that are accrued, vested and earned but unpaid at the Closing under any employee benefit plan of the Company or any rights under health insurance plans or retirement plans sponsored by the Company; (iv) any rights to indemnification, exculpation and/or advancement of expenses pursuant to the Company Articles of Incorporation, the Company’s bylaws, indemnification agreements with the Company or any directors’ and officers’ liability insurance policies with respect to actions taken or not taken by such Releasor in his or her capacity as an officer or director of the Company; or (v) any rights of the Releasors under this Agreement, the Business Combination Agreement and the Ancillary Agreements.

The Company Stockholder, on behalf of itself and each Releasor, acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 1.13 and that, without such waiver, Acquiror and the Company would not have agreed to the terms of this Agreement.

Section 1.14 Acknowledgment. The Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon the Company Stockholder’s execution and delivery of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Stockholder. The Company Stockholder represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a) Organization; Due Authorization. If the Company Stockholder is not an individual, the Company Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Company Stockholder. If the Company Stockholder is an individual, the Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her

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obligations hereunder. This Agreement has been duly executed and delivered by the Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Company Stockholder.

(b) Governmental Approvals. No consent of or with any Governmental Authority on the part of the Company Stockholder is required to be obtained or made in connection with the execution, delivery or performance of the Company Stockholder of this agreement or the consummation by the Company Stockholder of the transactions contemplated hereby, other than (i) applicable requirements, if any, of the Securities Act, Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (ii) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company Stockholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

(c) Ownership. As of the date hereof, the Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Shares set forth on Schedule I attached hereto, and there exists no Liens or other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares affecting any such Subject Shares other than (i) pursuant to this Agreement, (ii) pursuant to the Company Articles of Incorporation, (iii) pursuant to the Business Combination Agreement, (iv) pursuant to any applicable securities Laws or (v) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Company Stockholder to perform its obligations under this Agreement or the consummation of the Transactions. The Subject Shares set forth on Schedule I attached hereto are the only shares of Company Stock or, to the extent applicable, shares of Company Stock subject to Company Warrants owned of record or beneficially by the Company Stockholder on the date of this Agreement, and other than this Agreement, none of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth on Schedule I, the Company Stockholder does not “beneficially own” (within the meaning of Rule 13d-3 of the Exchange Act) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(d) No Conflicts. The execution and delivery of this Agreement by the Company Stockholder does not, and the performance by the Company Stockholder of his, her or its obligations hereunder will not, (i) if the Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of the Company Stockholder, (ii) conflict with or violate any Law or Governmental Order, (iii) require any consent or approval that has not been given or other action that has not been taken by any person (including under any contract binding upon the Company Stockholder or the Subject Shares), (iv) result in the

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termination, withdrawal, suspension, cancellation or modification of any contract binding upon the Company Stockholder or the Subject Shares, (v) accelerate the performance required by the Company Stockholder under any contract binding upon the Company Stockholder or the Subject Shares, (vi) result in a right of termination or acceleration under any contract binding upon the Company Stockholder or the Subject Shares, (vii) give rise to any obligation to make payments or provide compensation under any contract binding upon the Company Stockholder or the Subject Shares, (viii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company Stockholder, (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, termination or modify any right, benefit, or obligation or other term under, any of the terms, conditions, or provisions of, any contract binding upon the Company Stockholder or the Subject Shares, in each case of clauses (ii) through (ix), to the extent any such conflict or violation, lack of any such consent, approval, termination, withdrawal, suspension, cancellation, modification, acceleration, obligation, creation or other action has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company Stockholder to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

(e) Litigation. There are no Actions pending against the Company Stockholder, or to the knowledge of the Company Stockholder threatened against the Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Company Stockholder of his, her or its obligations under this Agreement.

(f) Adequate Information. The Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as the Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Company Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Company Stockholder are irrevocable.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Company Stockholder, for which the Company or any of its affiliates may become liable.

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ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.1):

if to Acquiror:

DHC Acquisition Corp.

1900 West Kirkwood Blvd

Suite 1400B

Southlake, TX 76092

Attention: Christopher Gaertner

Email: ********

with a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Yvan-Claude Pierre; Kevin Cooper; Peter Byrne

Email: ********; ********; ********

if to the Company:

Brand Engagement Network, Inc.

145 E. Snow King Ave – PO Box 1045

Jackson, WY 83001

Attention: James D. Henderson, Jr.

Email: ********

with a copy to:

Klehr Harrison Harvey Branzburg LLP

1835 Market Street, Suite 1400

Philadelphia, PA 19103

Attention: Matthew J. McDonald, William W. Matthews, III

Email: ********; ********

if to the Company Stockholder:

The contact information set forth on the Company Stockholder’s signature page hereto.

Section 3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

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Section 3.3 Entire Agreement; Assignment. This Agreement and the agreements referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 3.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided that, if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 3.6 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications set forth in this Section 3.6.

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Section 3.7 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity (except as expressly prohibited in this Agreement). Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 3.10 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Acquiror, the Company and the Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. ARTICLE III shall survive the termination of this Agreement.

Section 3.11 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Company Stockholder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the Company Stockholder, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

[•]

By:
Name:
Title:

Attention: [__]
Address: [__]
Email: [__]

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholder, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

ACQUIROR:

DHC ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholder, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY:

BRAND ENGAGEMENT NETWORK INC.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

Schedule I

Company Stockholder Subject Shares

Company Stockholder	Company Common Stock	Company Preferred Stock	Company Warrants	Total
[•]	[•]	[•]	[•]	[•]

[Schedule I to Stockholder Support Agreement]

Exhibit B

Form of Lock-Up Agreement

[Attached.]

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of September 7, 2023, by and among DHC Acquisition Corp, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation) (“Acquiror”), and each of the Company Stockholders identified on the signature pages hereto (collectively, the “Stockholder Parties”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. Acquiror, BEN Merger Subsidiary Corp., a Delaware corporation and wholly owned Subsidiary of Acquiror (“Merger Sub”), Brand Engagement Network Inc., a Wyoming corporation (the “Company”), and, solely with respect to certain provisions thereto, DHC Sponsor, LLC, a Delaware limited liability company, entered into a Business Combination Agreement and Plan of Reorganization dated as of September 7, 2023 (the “Business Combination Agreement”).

B. Pursuant to the Business Combination Agreement, on the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a direct wholly owned Subsidiary of Acquiror (the “Transaction”).

C. The Stockholder Parties are the record and/or beneficial owners of equity securities of the Company, which will be exchanged for common stock and/or other equity securities of the Acquiror pursuant to the Business Combination Agreement.

D. As a condition of, and as a material inducement for the Acquiror to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Stockholder Parties have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) Subject to and contingent upon the occurrence of the Closing, during the Lock-up Period (as defined below), each Stockholder Party irrevocably agrees that it, he or she will not (i) sale, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, in each case with respect to any Lock-up Shares (as defined below), (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of any Lock-up Shares, in cash or otherwise, or engage in any Short Sales (as defined below) with respect to any Lock-Up Shares or (iii) publicly disclose the intention to effect any transaction specified in clauses (i) or (ii).

(b) In furtherance of the foregoing, Acquiror will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Acquiror’s transfer agent not to process any attempts by a Stockholder Party to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the earlier of (i) the twelve (12) month anniversary of the Closing Date, (ii) the date on which the last reported sale price of shares of Acquiror Common Stock equals or exceeds $18.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing ninety (90) days after the Closing Date on the Nasdaq Capital Market (or the exchange on which the shares of Acquiror Common Stock are then listed), and (iii) the date specified in a written waiver of the provisions of this Agreement duly executed by the Sponsor and the Acquiror.

The restrictions set forth herein shall not apply to: (1) in the case of Stockholder Party that is an entity, as part of a distribution to a Stockholder Party’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of a Stockholder Party’s immediate family or to a trust, the beneficiary of which is such Stockholder Party or a member of such Stockholder Party’s immediate family for estate planning purposes; (3) transfers by virtue of the laws of descent and distribution upon death of a Stockholder Party; (4) transfers pursuant to a qualified domestic relations order; or (5) transfers or distributions of, or other transactions involving, securities other than the Lock-up Shares (including, without limitation, securities acquired in an Additional Financing during the Interim Period); provided, however, that in the case of clauses (1) through (4), such permitted transferees must enter into a written agreement, in substantially the form of this Lock-Up Agreement agreeing to be bound by the transfer restrictions in this Section 1 (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Stockholder Party and not to the immediate family of the transferee). For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

In addition, the restrictions set forth herein shall not apply to any bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions after the Closing Date, if such transaction or transactions would result in a Change of Control; provided that, in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Lock-up Shares shall remain subject to the restrictions set forth herein. A “Change of Control” means (whether by tender offer, merger, consolidation, asset sale or other similar transaction, whether in one or a series of related transactions) that results in: (a) in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership of 50% or more of the outstanding voting securities of Acquiror (or any successor to Acquiror), directly or indirectly, immediately following such transaction, provided that any transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding shares of Acquiror Common Stock (or at least 50% of the combined voting power of the then outstanding shares of any successor to Acquiror or any parent company of Acquiror issued in exchange for Acquiror Common Stock) immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of at least 50% of the shares of Acquiror Common Stock outstanding immediately prior to such transaction (or series of related transactions), shall not be deemed a “Change of Control” or (b) a sale or disposition of all or substantially all of the assets of Acquiror (or any successor to Acquiror) and its Subsidiaries on a consolidated basis.

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2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform his, her or its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. Each Stockholder Party hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock or other securities of Acquiror, or any economic interest in or derivative of such stock or securities or interest convertible or exercisable into shares of capital stock or other securities of Acquiror, other than those securities received as consideration in the Transaction pursuant to Section 3.01 of the Business Combination Agreement. For purposes of this Agreement, (a) the aggregate Per Share Merger Consideration received by each Stockholder Party as consideration in the Transaction pursuant to Section 3.01 of the Business Combination Agreement, (b) any shares of Acquiror Common Stock issuable upon the exercise of any Exchanged Options, and (c) any other securities convertible into or exercisable or exchangeable for Acquiror Common Stock into which any securities of the Company are converted pursuant to the Business Combination Agreement are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. The parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Stockholder Parties in connection with this Agreement.

5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

(a)	If to Acquiror, to:

DHC Acquisition Corp.

1900 West Kirkwood Blvd

Suite 1400B

Southlake, TX 76092

Attention: Christopher Gaertner

Email: ********

with a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Yvan-Claude Pierre; Kevin Cooper; Peter Byrne

Email: ********; ********; ********

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(b)	If to a Stockholder Party, to the contact information set forth on such Stockholder Party’s signature page hereto.

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. Each Stockholder Party hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Acquiror and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Governing Law; Jurisdiction; Venue. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware. The parties hereto (a) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

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14. Termination. This Agreement shall terminate upon the earlier of (a) the valid termination of the Business Combination Agreement in accordance with Section 9.01 of the Business Combination Agreement and (b) the termination of this Agreement by mutual consent of the parties hereto (each individually a “Termination Event”) and shall be null and void in all respects after a Termination Event; provided that (i) nothing herein shall relieve any party from liability in connection with any breach of such party’s representations, warranties or covenants contained herein occurring prior to a Termination Event and (ii) this Section 14 shall survive any such termination.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DHC ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[STOCKHOLDER PARTY]

By:
Name:
Title:

Attention: [__]
Address: [__]
Email: [__]

[Signature Page to Lock-Up Agreement]

Exhibit C

Exclusive Reseller Agreement

[Attached.]